                                CREDIT AGREEMENT

                                      among

                                PULTE CORPORATION

                                  as Borrower,

                 THE MATERIAL SUBSIDIARIES OF PULTE CORPORATION

                                 as Guarantors,

                         THE LENDERS IDENTIFIED HEREIN,

                             BANK OF AMERICA, N.A.,

                            as Administrative Agent,

                                  BANK ONE, NA,

                              as Syndication Agent,

                                       and

                                 COMERICA BANK,

                                   as Co-Agent

                           DATED AS OF AUGUST 31, 2000


                         BANC OF AMERICA SECURITIES LLC,

                  as Sole Lead Arranger and Sole Book Manager,

                                TABLE OF CONTENTS


SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.................................1

   1.1   DEFINITIONS........................................................1
   1.2   COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.....20
   1.3   ACCOUNTING TERMS..................................................20
   1.4   TIME..............................................................21

SECTION 2  CREDIT FACILITIES...............................................21

   2.1   REVOLVING LOANS...................................................21
   2.2   SWINGLINE LOANS SUBFACILITY.......................................24
   2.3   CONTINUATIONS AND CONVERSIONS.....................................26
   2.4   MINIMUM AMOUNTS...................................................26
   2.5   EXTENSION OF MATURITY DATE........................................27

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS..........................28

   3.1   INTEREST..........................................................28
   3.2   PLACE AND MANNER OF PAYMENTS......................................29
   3.3   PREPAYMENTS.......................................................29
   3.4   FEES..............................................................30
   3.5   PAYMENT IN FULL AT MATURITY.......................................31
   3.6   COMPUTATIONS OF INTEREST AND FEES.................................31
   3.7   PRO RATA TREATMENT................................................32
   3.8   SHARING OF PAYMENTS...............................................33
   3.9   CAPITAL ADEQUACY..................................................33
   3.10  INABILITY TO DETERMINE INTEREST RATE..............................34
   3.11  ILLEGALITY........................................................34
   3.12  REQUIREMENTS OF LAW...............................................35
   3.13  TAXES.............................................................36
   3.14  COMPENSATION......................................................38
   3.15  SUBSTITUTION OF LENDER............................................39
   3.16  EVIDENCE OF DEBT..................................................39

SECTION 4  GUARANTY........................................................40

   4.1   GUARANTY OF PAYMENT...............................................40
   4.2   OBLIGATIONS UNCONDITIONAL.........................................40
   4.3   MODIFICATIONS.....................................................41
   4.4   WAIVER OF RIGHTS..................................................41
   4.5   REINSTATEMENT.....................................................42
   4.6   REMEDIES..........................................................42
   4.7   LIMITATION OF GUARANTY............................................42
   4.8   RIGHTS OF CONTRIBUTION............................................42

SECTION 5  CONDITIONS PRECEDENT............................................43

   5.1   CLOSING CONDITIONS................................................43
   5.2   CONDITIONS TO ALL EXTENSIONS OF CREDIT............................47

SECTION 6  REPRESENTATIONS AND WARRANTIES..................................47

   6.1   FINANCIAL CONDITION...............................................47
   6.2   NO MATERIAL CHANGE................................................48
   6.3   ORGANIZATION AND GOOD STANDING....................................48
   6.4   DUE AUTHORIZATION.................................................48

   6.5   NO CONFLICTS......................................................48
   6.6   CONSENTS..........................................................49
   6.7   ENFORCEABLE OBLIGATIONS...........................................49
   6.8   NO DEFAULT........................................................49
   6.9   LIENS.............................................................49
   6.10  INDEBTEDNESS......................................................49
   6.11  LITIGATION........................................................50
   6.12  TAXES.............................................................50
   6.13  COMPLIANCE WITH LAW...............................................50
   6.14  ERISA.............................................................50
   6.15  SUBSIDIARIES......................................................51
   6.16  USE OF PROCEEDS...................................................51
   6.17  GOVERNMENT REGULATION.............................................52
   6.18  ENVIRONMENTAL MATTERS.............................................52
   6.19  INTELLECTUAL PROPERTY.............................................53
   6.20  SOLVENCY..........................................................54
   6.21  INVESTMENTS.......................................................54
   6.22  DISCLOSURE........................................................54
   6.23  LICENSES, ETC.....................................................54
   6.24  BURDENSOME RESTRICTIONS...........................................54
   6.25  LABOR CONTRACTS AND DISPUTES......................................54
   6.26  BROKER'S FEES.....................................................55

SECTION 7  AFFIRMATIVE COVENANTS...........................................55

   7.1   INFORMATION COVENANTS.............................................55
   7.2   FINANCIAL COVENANTS...............................................58
   7.3   PRESERVATION OF EXISTENCE AND FRANCHISES..........................59
   7.4   BOOKS AND RECORDS.................................................59
   7.5   COMPLIANCE WITH LAW...............................................59
   7.6   PAYMENT OF TAXES AND OTHER INDEBTEDNESS...........................59
   7.7   INSURANCE.........................................................59
   7.8   MAINTENANCE OF PROPERTY...........................................60
   7.9   PERFORMANCE OF OBLIGATIONS........................................60
   7.10  USE OF PROCEEDS...................................................60
   7.11  AUDITS/INSPECTIONS................................................60
   7.12  ADDITIONAL CREDIT PARTIES.........................................60

SECTION 8  NEGATIVE COVENANTS..............................................61

   8.1   INDEBTEDNESS......................................................61
   8.2   LIENS.............................................................62
   8.3   NATURE OF BUSINESS................................................62
   8.4   CONSOLIDATION AND MERGER..........................................62
   8.5   SALE OR LEASE OF ASSETS...........................................63
   8.6   SALE AND LEASEBACK................................................63
   8.7   ADVANCES, INVESTMENTS AND LOANS...................................64
   8.8   RESTRICTED PAYMENTS...............................................64
   8.9   TRANSACTIONS WITH AFFILIATES......................................64
   8.10  FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.............................64
   8.11  NO LIMITATIONS....................................................64
   8.12  NO OTHER NEGATIVE PLEDGES.........................................65
   8.13  OTHER INDEBTEDNESS................................................65

SECTION 9  EVENTS OF DEFAULT...............................................65

   9.1   EVENTS OF DEFAULT.................................................65

   9.2   ACCELERATION; REMEDIES............................................68
   9.3   ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.....................69

SECTION 10  AGENCY PROVISIONS..............................................69

   10.1  APPOINTMENT.......................................................69
   10.2  DELEGATION OF DUTIES..............................................70
   10.3  EXCULPATORY PROVISIONS............................................70
   10.4  RELIANCE ON COMMUNICATIONS........................................71
   10.5  NOTICE OF DEFAULT.................................................71
   10.6  NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS............71
   10.7  INDEMNIFICATION...................................................72
   10.8  ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY...................72
   10.9  SUCCESSOR ADMINISTRATIVE AGENT....................................73

SECTION 11  MISCELLANEOUS..................................................73

   11.1  NOTICES...........................................................73
   11.2  RIGHT OF SET-OFF..................................................74
   11.3  BENEFIT OF AGREEMENT..............................................74
   11.4  NO WAIVER; REMEDIES CUMULATIVE....................................77
   11.5  PAYMENT OF EXPENSES; INDEMNIFICATION..............................77
   11.6  AMENDMENTS, WAIVERS AND CONSENTS..................................78
   11.7  COUNTERPARTS/TELECOPY.............................................79
   11.8  HEADINGS..........................................................79
   11.9  DEFAULTING LENDER.................................................79
   11.10 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES....79
   11.11 GOVERNING LAW; JURISDICTION.......................................79
   11.12 WAIVER OF JURY TRIAL..............................................80
   11.13 SEVERABILITY......................................................80
   11.14 FURTHER ASSURANCES................................................80
   11.15 ENTIRETY..........................................................81
   11.16 BINDING EFFECT; CONTINUING AGREEMENT..............................81

   SCHEDULES

Schedule 1.1(a)   Revolving Loan Commitment Percentages
Schedule 1.1(b)   Permitted Liens
Schedule 6.10     Indebtedness
Schedule 6.11     Litigation
Schedule 6.15     Subsidiaries
Schedule 6.21(a)  Investment Policy
Schedule 6.21(b)  Investments
Schedule 6.25     Labor Contract and Disputes
Schedule 11.1     Notices



EXHIBITS

Exhibit 2.1(b)    Form of Notice of Borrowing
Exhibit 2.1(f)    Form of Revolving Note
Exhibit 2.2(b)    Form of Swingline Loan Request
Exhibit 2.2(e)    Form of Swingline Note
Exhibit 2.3       Form of Notice of Continuation/Conversion
Exhibit 7.1(c)    Form of Officer's Certificate
Exhibit 7.12      Form of Joinder Agreement
Exhibit 11.3(b)   Form of Assignment Agreement

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Credit Agreement") is entered into as of August 31, 2000 among PULTE CORPORATION, a Michigan corporation (the "Borrower"), each of the Material Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders, BANK ONE, NA, as Syndication Agent for the Lenders and COMERICA BANK, as Co-Agent for the Lenders.

                                    RECITALS

         WHEREAS, the Borrower and the Guarantors have requested the Lenders to provide a senior revolving credit facility in an aggregate principal amount of up to $375 million, which may be increased in accordance with the terms hereof to up to $600 million; and

         WHEREAS, the Lenders party hereto have agreed to make the requested senior revolving credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Acquisition", by any Person, means the acquisition by such Person of the Capital Stock or all or substantially all of the assets of another Person, whether or not involving a merger or consolidation with such Person.

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.12 or otherwise.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                  "Adjusted LIBOR Market Index Rate" means the LIBOR Market Index Rate plus the Applicable Percentage.

                  "Administrative Agent" means Bank of America, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.9.

                  "Administrative Fees" has the meaning set forth in Section 3.4(c).

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers (or the equivalent) of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the ordinary voting power for the election of directors (or the equivalent) of such entity or (b) to direct or cause direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Services Address" means Bank of America, N.A., 231 South LaSalle Street, Chicago, IL 60697, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "Applicable Percentage" means, for Eurodollar Loans, Index Rate Swingline Loans and Facility Fees, the appropriate applicable percentages corresponding to the Debt to Capitalization Ratio and the long term unsecured debt rating of the Borrower as described below:

    ------- -------------------------------------- --------------------- ---------------------- ---------------------
                                                   Long Term Unsecured        Applicable
                                                       Debt Rating          Percentage for           Applicable
                             Debt to                        of           Eurodollar Loans and        Percentage
    Pricing               Capitalization                 Borrower        Index Rate Swingline            for
     Level                    Ratio                      --------                Loans             Facility Fees
     -----                    -----                                              -----             -------------

    ------- -------------------------------------- --------------------- ---------------------- ---------------------
        I              lesser than = 20%              = greater than             .475%                 .150%
                                                         BBB+/Baa1
    ------- -------------------------------------- --------------------- ---------------------- ---------------------
       II   greater than 20% but lesser than = 35%       BBB/Baa2                .700%                 .175%
    ------- -------------------------------------- --------------------- ---------------------- ---------------------
      III   greater than 35% but lesser than = 45%      BBB-/Baa3                .825%                 .225%
    ------- -------------------------------------- --------------------- ---------------------- ---------------------
       IV              greater than 45%               lesser than               1.100%                 .275%
                                                       BBB-/Baa3
                                                   or not rated by S&P
                                                       and Moody's
    ------- -------------------------------------- --------------------- ---------------------- ---------------------

         In the event the Debt to Capitalization Ratio and the long term unsecured debt rating of the Borrower are not at the same level, the applicable Pricing Level shall be the lowest applicable level (i.e. the lowest pricing for the Borrower); provided, however, that if the Debt to Capitalization Ratio corresponds to a level more than one level lower than the long term debt rating of the Borrower, then the applicable Pricing Level shall be one level lower than the Pricing Level determined by the long term unsecured debt rating of the Borrower. In the event of a split in ratings between Moody's and S&P, the long term unsecured debt rating of the Borrower shall be the highest rating; provided, however, that if there is a split in ratings between Moody's and S&P of more than one level, the long term unsecured debt rating of the Borrower shall be one level lower than the highest rating. The Applicable Percentage shall be determined and adjusted, as necessary, on the date of any change in the long term unsecured debt rating of the Borrower or upon receipt of the officer's certificate required by Section 7.1(c) calculating the then Debt to Capitalization Ratio.

                  "Assignment Agreement" has the meaning set forth in Section 11.3(b).

                  "Authorized Officer" means, with respect to any certificate required to be delivered pursuant to this Credit Agreement, the chief financial officer, treasurer or corporate controller of the Borrower or any other person designated in writing by such chief financial officer, treasurer or corporate controller.

                  "BAS" means Banc of America Securities LLC, in its capacity as Sole Lead Arranger and Sole Book Manager, and its successors and assigns.

                  "Bank of America" means Bank of America, N.A. and its successors and assigns.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means Pulte Corporation, a Michigan corporation, together with any successors and permitted assigns.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Chicago, Illinois; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in Dollar deposits in the London interbank market.

                  "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Capitalization" means (a) Funded Debt plus (b) the consolidated net shareholders equity of the Borrower as determined in accordance with GAAP.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 180 days from the date of acquisition, (b) Dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 180 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within 180 days of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d), and (f) Investments consistent with the Pulte Corporation Investment Policy as set forth on Schedule 6.21(a).

                  "Change of Control" means the occurrence of any of the following events: (a) there shall be consummated any consolidation, share exchange or merger of the Borrower in which the Borrower is not the continuing or surviving corporation or pursuant to which the Borrower's Voting Stock would be converted into cash, securities or other property, other than, in any case, a merger of the Borrower in which the holders of Voting Stock immediately prior to the merger have the same or greater proportionate ownership, directly or indirectly, of the Voting Stock of the surviving corporation immediately after the merger as they had of the Voting Stock of the Borrower immediately before the merger; (b) there is a report filed by any Person, including Affiliates of the Borrower (other than the Borrower, its Material Subsidiaries, employee stock ownership plans or employee benefit plans of the Borrower or its subsidiaries, or a Permitted Holder) on Schedule 13D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such Person (for the purpose of this definition of "Change in Control" only, the term "Person" shall include a "person" within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3, Rule 13d-5 or any successor rule or regulation promulgated under the Exchange Act) of 30% or more of the Borrower's Voting Stock; provided, however, that a Person shall not be deemed the beneficial owner of, or to own beneficially (i) any securities tendered pursuant to a tender or exchange offer made on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder or
         (ii) any securities if such beneficial ownership (A) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (B) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act; or (c) during any period of two consecutive calendar years, individuals who, at the beginning of such period constituted the board of directors of the Borrower cease for any reason to constitute a majority of the directors of the Borrower then in office unless such new directors were elected by the directors of the Borrower who constituted the board of directors of the Borrower at the beginning of such period.

                  "Closing Date" means the date hereof.

                  "Co-Agent" means Comerica Bank (or any successor thereto).

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time. References to sections of the Code should be construed also to refer to any successor sections.

                  "Commitments" means (a) with respect to each Lender, the Revolving Loan Commitment of such Lender and (b) with respect to Bank of America, the Swingline Loan Commitment.

                  "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of (a) Tangible Net Worth and (b) Funded Debt.

                  "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any other Credit Document to which any Credit Party is a party.

                  "Debt to Capitalization Ratio" means, as of any date, the ratio of (a) Funded Debt less (i) Subordinated Debt issued by the Credit Parties which matures on or after the Maturity Date in an aggregate amount not to exceed $100 million and (ii) all cash and Cash Equivalents held by the Credit Parties in excess of $25,000,000 to (b) Capitalization.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased),
         (b) has failed to pay to the Administrative Agent or any other Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been paid) or
         (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any assets of which) a receiver, trustee or similar official has been appointed.

                  "Dollars" and "$" mean dollars in lawful currency of the United States of America.

                  "Domestic Subsidiaries" means all direct and indirect Subsidiaries of a Credit Party that are domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia (or has any material assets located in the United States).

                  "EBITDA" means, for any period, with respect to the Borrower, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) interest expense (including previously capitalized interest included in the cost of goods sold) of the Credit Parties and their Subsidiaries for such period, (ii) total Federal, state, foreign or other income taxes of the Borrower for such period and (iii) depreciation and amortization of the Credit Parties and their Subsidiaries for such period, all as determined in accordance with GAAP.

                  "Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

                  "Eligible Assignee" means (a) any Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been received by the Borrower; and (iii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment,
         (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or
         (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land, surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42

         USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "Equity Issuance" means any issuance by a Credit Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Loan" means a Loan bearing interest based on a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate =      London Interbank Offered Rate
                                    -------------------------------------
                                      1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means any of the events or circumstances specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Existing Credit Agreements" means (a) that certain Credit Agreement, dated as of January 5, 1995, by and among the Borrower, certain guarantors (as defined therein), Bank of America, N.A., formerly NationsBank, N.A., as agent, Comerica Bank and Bank One, NA, formerly The First National Bank of Chicago, as co-agents and the lenders party thereto, as the same has been and may be amended, restated or otherwise modified from time to time and (b) that certain Credit Agreement, dated as of September 15, 1999, by and among the Borrower, certain guarantors (as defined therein), Bank of America, N.A., as administrative agent, Bank One, NA, as syndication agent, Guaranty Federal Bank, F.S.B., as co-agent and the lenders party thereto, as the same has been and may be amended, restated or otherwise modified from time to time.

                  "Extending Lender" has the meaning set forth in Section
         2.5(a).

                  "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender).

                  "Extension Required Lenders" has the meaning set forth in
         Section 2.5(a).

                  "Facility Fees" means the fees payable to the Lenders pursuant to Section 3.4(a).

                  "Federal Funds Rate" means for any day the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain letter agreement dated as of July 17, 2000 among the Borrower, BAS and the Administrative Agent.

                  "Funded Debt" means, without duplication, the sum of all Indebtedness of the Credit Parties for borrowed money, including, without limitation, (a) all purchase money Indebtedness of the Credit Parties, (b) the principal portion of all obligations of the Credit Parties under Capital Leases, (c) all Guaranty Obligations of the Credit Parties with respect to Indebtedness of another Person, (d) all Indebtedness of another entity secured by a Lien on any property of the Credit Parties whether or not such Indebtedness has been assumed by a Credit Party, and (e) all Indebtedness of any partnership or unincorporated joint venture to the extent a Credit Party is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means each of the Material Subsidiaries of the Borrower and each Additional Credit Party which has executed a Joinder Agreement or otherwise become a Guarantor hereunder, together with their successors and assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intending to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent,
         (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness against loss in respect thereof or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof; provided, that a guaranty of Non-Recourse Land Financing shall not be deemed to be a Guaranty Obligation until, and only to the extent that, such Non-Recourse Land Financing ceases to be Non-Recourse Land Financing. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste defined in or regulated under any Environmental Laws.

                  "Hedging Agreements" means any interest rate protection agreements, foreign currency exchange agreements, commodity futures agreements or other interest or exchange rate hedging agreements.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all net obligations of such Person in respect of Hedging Agreements, (i) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date, (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP, and (k) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated.

                  "Index Rate Swingline Loan" means a Swingline Loan bearing interest at the Adjusted LIBOR Market Index Rate.

                  "Intellectual Property" has the meaning set forth in Section 6.19.

                  "Interest Coverage Ratio" means, as of the end of each fiscal quarter of the Borrower for the twelve month period ending on such date, with respect to the Borrower, the ratio of (a) EBITDA for the applicable period to (b) interest incurred by the Credit Parties, whether such interest was expensed, capitalized, paid, accrued or scheduled to be paid or accrued.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each calendar month and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and in addition, where the applicable

         Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, (a) with respect to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof) and (b) with respect to Index Rate Swingline Loans, a period beginning on the date of advance and ending on the date specified in the applicable Swingline Loan Request, which shall be between one and seven Business Days in duration; provided, however, that (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall end on the next preceding Business
         Day), (ii) no Interest Period shall extend beyond the Maturity Date, and (iii) with respect to Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than assets acquired in the ordinary course of business), shares of Capital Stock, bonds, notes, debentures, joint venture, partnership or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person and any support provided for a Letter of Credit issued on behalf of such Person.

                  "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit 7.12.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "LIBOR Market Index Rate" shall mean, for any day, the one week London Interbank Offered Rate for U.S. Dollar deposits (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as of 11:00 A.M. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day, or if not so reported, then as determined by the Administrative Agent from another recognized source of interbank quotation; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

                  "Loan" or "Loans" means the Revolving Loans and the Swingline Loans (or a portion of any Revolving Loan or Swingline Loan), individually or collectively, as appropriate.

                  "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London Interbank Offered Rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period and having an advance date and a maturity date comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole, (b) the ability of the Credit Parties taken as a whole to perform their obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Material Subsidiary" means any Domestic Subsidiary of the Borrower, now owned or hereafter acquired, that has assets with a fair market value of $10,000,000 or greater other than as set forth in clauses (a), (b), (c) and (d) below; provided that in no event may there exist Domestic Subsidiaries of the Borrower (other than the Excluded Subsidiaries) that have assets, in the aggregate, with a fair market value in excess of $50,000,000 that are not Guarantors hereunder. For purposes of this definition, the following Subsidiaries (collectively, the "Excluded Subsidiaries") shall not be considered Material Subsidiaries: (a) Pulte Mortgage Corporation; (b) First Heights Bank; (c) North American Builders Indemnity Company; (d) Subsidiaries the investment in which was made as permitted by clause
         (f) of the definition of Permitted Investments; (e) any Subsidiary formed for the specific purpose of (i) acquiring mortgages or other assets from a Credit Party, for cash or Cash Equivalents and at a value which is comparable to that which would be obtained for such assets on an arm's length transaction and (ii) entering into a securitization program (or similar transaction or series of transactions) with respect to the acquired assets; provided that the sole recourse of such Subsidiary's creditors is the assets of such Subsidiary or another Person that is not a Credit Party; and (f) a Domestic Subsidiary whose sole asset is the ownership of a foreign entity or assets of a foreign entity; provided that the investment in any such Subsidiary subsequent to the Closing Date must be a Permitted Investment.

                  "Maturity Date" means August 31, 2005, as such date may be extended in accordance with the terms of Section 2.5 (other than with respect to the Commitments and Loans of any Refusing Lender, in which case the applicable Maturity Date for such Commitments and Loans shall be the RL Maturity Date).

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "Net Income" means, for any period, the net income after taxes for such period of the Borrower, as determined in accordance with GAAP.

                  "Non-Excluded Taxes" has the meaning set forth in Section
         3.13.

                  "Non-Recourse Land Financing" means any Indebtedness of any Credit Party for which the owner of such Indebtedness has no recourse, directly or indirectly, to a Credit Party for the principal of, premium, if any, and interest on such Indebtedness, and for which a Credit Party is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other security interests or other recourse obligations or liabilities in respect of specific land or other real property interests of a Credit Party; provided that recourse obligations or liabilities of a Credit Party solely for indemnities, covenants or breach of warranty, representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Land Financing.

                  "Note" or "Notes" means the Revolving Notes and the Swingline Note, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan for a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan (other than a Swingline Loan) or a Base Rate Loan (other than a Swingline Loan) to a Eurodollar Loan, in the form of Exhibit 2.3.

                  "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in any Loans as provided in Section 2.2 or Section 3.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Holder" means (i) William J. Pulte, (ii) any of his Affiliates, parents, spouse, descendants and spouses of descendants or
         (iii) any trusts or other entities controlled by Mr. Pulte and his respective estates, heirs, administrators or personal representatives.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by a Credit Party in another Credit Party, (e) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course of business, including the financing to purchasers of homes and other residential properties from a Credit Party, not to exceed, in the aggregate, $10,000,000 at any one time, (f) Investments in international home building and related ventures not to exceed $150 million during the term of this Credit Agreement, (g) Investments in Pulte Mortgage Corporation in an amount not to exceed at any one time the sum of (i) $100 million plus (ii) amounts (net of applicable taxes) received by the Credit Parties from Pulte Mortgage Corporation, as a dividend, subsequent to the Closing Date, (h) acquisitions of mortgages from Pulte Mortgage Corporation or another Affiliate of the Borrower at market or better than market terms for similar types of loans, (i) Investments in Capital Expenditures, or (j) other Investments (in addition to those set forth above) not to exceed, in the aggregate, $200 million at any one time.

                  "Permitted Liens" means (a) Liens securing Credit Party Obligations; (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
         (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs; (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds; (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes; (h) judgment Liens that would not constitute an Event of Default; (i) Liens in connection with Capital Leases and Liens securing Indebtedness permitted by Section 8.1(g) and (h); (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution; (k) Liens existing on the Closing Date and identified on Schedule 1.1(b); and (l) Liens granted to secure any Indebtedness permitted by Section 8.1(b); provided that (i) no such Lien shall extend to any property other than the property subject thereto on the Closing Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be increased from that existing as of the Closing Date (as such Indebtedness has been amortized subsequent to the Closing Date).

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent as its prime rate in effect at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders). Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                  "Real Properties" means such real properties as the Credit Parties may own or lease (as lessee or sublessee) from third parties from time to time.

                  "Refusing Lender" has the meaning set forth in Section 2.5(a).

                  "Register" has the meaning set forth in Section 11.3(c).

                  "Regulation A, D, O, T, U, or X" means Regulation A, D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes at least 51% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Swingline Loans.

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Revolving Committed Amount" means the aggregate of the Revolving Loan Commitments of all Lenders, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. The Revolving Committed Amount on the Closing Date shall be THREE HUNDRED SEVENTY-FIVE MILLION DOLLARS ($375,000,000).

                  "Revolving Loan Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans hereunder for the account of the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof.

                  "Revolving Loan Commitment Percentage" means, as to any Lender at any time, the ratio of (a) such Lender's Revolving Loan Commitment to (b) the Revolving Committed Amount, as such percentage may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. The Revolving Loan Commitment Percentage for each Lender on the Closing Date shall be as set forth on Schedule 1.1(a).

                  "Revolving Loans" means the Revolving Loans made to the Borrower by the Lenders pursuant to Section 2.1.

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(f).

                  "RL Maturity Date" has the meaning set forth in Section
         2.5(a).

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor or assignee of the business of such division in the business of rating securities.

                  "Sale and Leaseback Transaction" means a sale or transfer made by a Credit Party (except a sale or transfer made from one Credit Party to another Credit Party) of any property which is either (a) a manufacturing plant, warehouse, office building or model home whose book value constitutes 1% or more of Consolidated Net Tangible Assets as of the date of determination or (b) any property which is not a manufacturing plant, warehouse, office building or model home whose book value constitutes 5% or more of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of, such property to the Borrower or a Material Subsidiary.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" means, with respect to each Credit Party as of a particular date, that on such date (a) such Credit Party is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Credit Party's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Credit Party is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Credit Party's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Credit Party is engaged or is to engage, (d) the fair value of the assets of such Credit Party is greater than the total amount of liabilities (excluding (i) letters of credit and surety bonds issued in the normal course of business in connection with such Credit Party's development activities and (ii) intercompany indebtedness owed to other Credit Parties), including, without limitation, contingent liabilities of such Credit Party and (e) the present fair saleable value of the assets of such Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subordinated Debt" means any Indebtedness incurred by a Credit Party that is subordinated in full to the Loans on subordination terms acceptable to the Administrative Agent.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Swingline Committed Amount" means FIFTY MILLION DOLLARS ($50,000,000).

                  "Swingline Loan Commitment" means, with respect to Bank of America, the commitment of Bank of America to make Swingline Loans available to the Borrower in the principal amount of up to the Swingline Committed Amount.

                  "Swingline Loan Request" means a request by the Borrower for a Swingline Loan in substantially the form of Exhibit 2.2(b).

                  "Swingline Loans" means the loans made by Bank of America pursuant to Section 2.2.

                  "Swingline Note" means the promissory note of the Borrower in favor of Bank of America evidencing the Swingline Loans provided pursuant to Section 2.2, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time in and as evidenced by the form of Exhibit 2.2(e).

                  "Syndication Agent" means Bank One, NA (or any successor thereto).

                  "Tangible Net Worth" means, as of any date, shareholders' equity or net worth of the Borrower, as determined in accordance with GAAP minus (i) intangibles (as determined in accordance with GAAP) and
         (ii) Investments described in clause (f) of the definition of Permitted Investments.

                  "Termination Event" means (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan; or (g) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA.

                  "Upfront Fees" means the fees payable to the Lenders pursuant to Section 3.4(e).

                  "Utilization Fees" means the fees payable to the Lenders pursuant to Section 3.4(b).

                  "Utilized Revolving Committed Amount" means, for any period from the Closing Date to the Maturity Date, the amount equal to the daily average sum for such period of the aggregate principal amount of all Revolving Loans outstanding plus the aggregate amount of all Swingline Loans outstanding.

                  "Voting Stock" of a corporation means all classes of the Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         1.2      COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(d)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Borrower to the Lenders to which no such objection shall have been made.

         1.4      TIME.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.


                                    SECTION 2

                                CREDIT FACILITIES

         2.1      REVOLVING LOANS.

                  (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Swingline Loans outstanding plus the aggregate amount of secured Indebtedness incurred by the Credit Parties pursuant to Section 8.1(h) in excess of $100,000,000 shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's (other than Bank of America) pro rata share of outstanding Swingline Loans shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

                  (b) Method of Borrowing for Revolving Loans. By no later than 12:00 noon (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent with the information described below as well as submit a written Notice of Borrowing in the form of Exhibit 2.1(b) (which may be submitted via telecopy) to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2. Revolving Loans made on the Effective Date may be Base Rate Loans or, subject to compliance by the Borrower with the terms of this Section 2.1(b) and delivery by the Borrower to the Administrative Agent of a funding indemnity letter in form and substance satisfactory to the Administrative Agent, Eurodollar Loans or a combination thereof.

                  (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 3:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the Agency Services Address.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                  (d)   Reductions of Revolving Committed Amount.

                        (i) Upon at least three Business Days' notice, the Borrower shall have the right to permanently reduce, without premium or penalty, all or part of the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (A) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (B) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Swingline Loans outstanding plus the aggregate amount of secured Indebtedness incurred by the Credit Parties pursuant to Section 8.1(h) in excess of $100,000,000.

                        (ii) On the first anniversary of the Closing Date, if Bank of America has not assigned at least $30,000,000 of its Revolving Loan Commitment to an Eligible Assignee, then the Revolving Loan Commitment of Bank of America and the Revolving Committed Amount shall be reduced by an amount equal to the sum of $30,000,000 minus the amount of Bank of America's Revolving Loan Commitment assigned to an Eligible Assignee prior to such date. Notwithstanding anything to the contrary in Section 3.3(c), any such reduction of the Revolving Loan Commitment of Bank of America and the Revolving Committed Amount shall be accompanied by a prepayment (if necessary) of the outstanding Loans of Bank of America in an amount such that, after giving effect to such prepayment, the outstanding Loans of Bank of America shall not exceed its Revolving Loan Commitment, as reduced hereby. Each of the Lenders consents to the foregoing reduction of the Revolving Loan Commitment of Bank of America (and the corresponding prepayment of Bank of America's Loans and reduction of the Revolving Committed Amount) without a pro rata reduction of such Lender's Revolving Loan Commitment (or corresponding prepayment of such Lender's Loans).

                        (iii) Any reduction in (or termination of) the Revolving
                  Committed Amount may not be reinstated without the consent of all the Lenders; provided, however, the Borrower shall still be entitled to increase the Revolving Committed Amount in accordance with the terms of Section 2.1(e). The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount.

                  (e) Increase of Revolving Committed Amount. Prior to the Maturity Date and upon at least 15 days' prior written notice to the Administrative Agent (which notice shall be promptly transmitted by the Administrative Agent to each Lender), the Borrower shall have the right, subject to the terms and conditions set forth below, to increase the Revolving Committed Amount; provided that (a) such increase must be in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 above such amount, (b) the Revolving Committed Amount cannot be increased to an aggregate amount greater than the sum of (i) Six Hundred Million Dollars ($600,000,000) minus (ii) the aggregate amount of all reductions of the Revolving Committed Amount pursuant to Section 2.1(d), without the prior written consent of the Required Lenders, (c) the Borrower shall execute and deliver such Note(s) as are necessary to reflect the increase in the Revolving Committed Amount, (d) Schedule 1.1(a) hereto shall be amended to reflect the revised Revolving Committed Amount and aggregate Commitments of the Lenders, (e) if any Loans are outstanding at the time of an increase in the Revolving Committed Amount, the Borrower will prepay (provided that any such prepayment shall be subject to Section 3.14 hereof) one or more existing Loans in an amount necessary such that after giving effect to the increase in the Revolving Committed Amount each Lender will hold its pro rata share (based on its share of the revised aggregate Commitments) of outstanding Loans and (f) during the first year following the Closing Date, the Revolving

         Committed Amount cannot be increased until Bank of America has assigned at least $30,000,000 of its Revolving Loan Commitment to one or more Eligible Assignees.

                  Any such increase in the Revolving Committed Amount shall apply, at the option of the Borrower, to (i) the Commitment of one or more existing Lenders; provided that any Lender whose Commitment is being increased must consent in writing thereto and/or (ii) the creation of a new Commitment to one or more institutions that is not an existing Lender; provided that any such institution must qualify as an Eligible Assignee and must become a Lender under this Credit Agreement by execution and delivery of an appropriate joinder agreement or of counterparts to this Credit Agreement in a manner acceptable to the Borrower and the Administrative Agent.

                  (f) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(f).

         2.2      SWINGLINE LOANS SUBFACILITY.

                  (a) Swingline Loans. Bank of America hereby agrees, on the terms and subject to the conditions set forth herein and in the other Credit Documents, to make revolving loans to the Borrower, in Dollars, at any time and from time to time during the period from and including the Effective Date to but not including the Maturity Date (each such loan, a "Swingline Loan" and collectively, the "Swingline Loans"); provided that (i) the aggregate principal amount of the Swingline Loans outstanding at any one time shall not exceed the Swingline Committed Amount, and (ii) the aggregate amount of Swingline Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of secured Indebtedness incurred by the Credit Parties, pursuant to Section 8.1(h), in excess of $100,000,000 shall not exceed the Revolving Committed Amount. Prior to the Maturity Date, Swingline Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof.

                  (b) Method of Borrowing and Funding Swingline Loans. By no later than 2:00 p.m. on the date of the requested borrowing of Swingline Loans, the Borrower shall provide telephonic notice to Bank of America, followed promptly by a written Swingline Loan Request in the form of Exhibit 2.2(b) (which may be submitted via telecopy), each of such telephonic notice and such written Swingline Loan Request setting forth (i) the amount of the requested Swingline Loan (which shall not be less than $100,000 and in integral multiples of $50,000 in excess thereof), (ii) the date of the requested Swingline Loan, (iii) certification that the Borrower has complied in all respects with
         Section 5.2 and (iv) whether such Swingline Loan is to be a Base Rate Loan or an Index Rate Swingline Loan and, if such Swingline Loan is to be an Index Rate Swingline Loan, the applicable Interest Period. If the Borrower has requested an Index Rate Swingline Loan, Bank of America shall provide to the Borrower no later than 2:30 p.m. on the date of such request the Adjusted LIBOR Market Index Rate. The Borrower shall notify Bank of America by 3:00 p.m. on such date whether it wishes to accept the Adjusted LIBOR Market Index Rate. Failure of the Borrower to timely accept the Adjusted LIBOR Market Index Rate shall make the Adjusted LIBOR Market Index Rate and the corresponding Index Rate Swingline Loan void. Bank of America shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 4:00 p.m. on the Business Day of the requested borrowing.

                  (c) Repayment and Participations of Swingline Loans. The Borrower agrees to repay all Swingline Loans that are Base Rate Loans within one Business Day of demand therefor by Bank of America and all Swingline Loans that are Index Rate Swingline Loans at the end of the applicable Interest Period; provided that each Swingline Loan shall be repaid within seven Business Days from the date of advance. Each repayment of a Swingline Loan may be accomplished by requesting Revolving Loans, which request is not subject to the conditions set forth in Section 5.2. In the event that the Borrower shall fail to timely repay any Swingline Loan, and in any event upon (i) the request of Bank of America, (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other Lender shall irrevocably and unconditionally purchase from Bank of America, without recourse or warranty, an undivided interest and participation in such Swingline Loan in an amount equal to such other Lender's Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swingline Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 hereof are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to Bank of America at the Agency Services Address, in Dollars and in immediately available funds. If such amount is not in fact made available to Bank of America by any Lender, Bank of America shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon (to the extent the Borrower fails to pay accrued interest with respect to such amount) for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon Bank of America's demand therefor, and until such time as such Lender makes the required payment, Bank of America shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to Bank of America to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section 2.2(c) until such amount has been purchased (as a result of such assignment or otherwise). On the date the Lenders are required to purchase participations in outstanding Swingline Loans pursuant to this
         Section 2.2(c), the outstanding principal amount, including Bank of America's pro rata share, of such Swingline Loans shall be deemed to be a Revolving Loan accruing interest at the Base Rate.

                  (d) Interest on Swingline Loans. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate equal to the Base Rate or the Adjusted LIBOR Market Index Rate, as applicable.

                  (e) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to Bank of America in the original principal amount of the Swingline Committed Amount and in substantially the form of Exhibit 2.2(e).

         2.3      CONTINUATIONS AND CONVERSIONS.

         The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans (other than Swingline Loans) into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans (other than Swingline Loans); provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of
Exhibit 2.3, in compliance with the terms set forth below, (b) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto,
(c) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or an Event of Default and (d) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 12:00 noon (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (A) whether the Borrower wishes to continue or convert such Loans and (B) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

         2.4      MINIMUM AMOUNTS.

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof), (b) each Base Rate Loan shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount and (c) each Swingline Loan shall be in a minimum amount of $100,000 (and in integral multiples of $50,000 in excess thereof) or the remaining amount of the Swingline Committed Amount. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

         2.5      EXTENSION OF MATURITY DATE.

                  (a) At least 60 days but not more than 75 days prior to each annual anniversary of the Closing Date, the Borrower may, by delivering a written notice to the Administrative Agent, request that the Maturity Date be extended for one additional year. The Administrative Agent shall notify each Lender of such request promptly upon its receipt of such notice and shall request that each Lender respond to such request by the Borrower within ten Business Days of notice thereof. If any Lender does not consent or respond to the Borrower's request then such Lender (a "Refusing Lender") shall be deemed to have rejected such request. If Lenders whose combined Revolving Loan Commitment Percentages equal at least 80% (the "Extension Required Lenders"; each Lender agreeing to extend its Revolving Loan Commitment is referred to herein as an "Extending Lender") timely agree in writing to extend their Revolving Loan Commitments, then (i) the Revolving Loan Commitments of the Extending Lenders shall without further action be extended for an additional one year period, (ii) the term "Maturity Date" shall thenceforth mean, (A) as to the Commitments and Loans of the Extending Lenders, the last day of such additional one year period and (B) as to the Commitments and Loans of the Refusing Lenders, the Maturity Date in effect prior to such extension (each a "RL Maturity Date"), (iii) subject to the terms of subsection (b) below, the Revolving Loan Commitments of the Refusing Lenders shall terminate on the applicable RL Maturity Date and the Loans and other amounts owed to such Lenders shall be due and payable on such date and (iv) subject to the terms of subsection (b) below, on a RL Maturity Date (A) the Revolving Committed Amount shall be reduced by an amount equal to the sum of the Revolving Loan Commitments of the applicable Refusing Lenders and (B) the Revolving Loan Commitment Percentage of the Extending Lenders shall be reallocated, on a pro rata basis, so that the sum of such Revolving Loan Commitment Percentages equals one hundred percent (100%). If such extension is not approved by the Extension Required Lenders, the Maturity Date then in effect will be retained.

                  (b) So long as the Extension Required Lenders consent to the extension of the Maturity Date in accordance with the terms of Section 2.5(a):

                        (i) with respect to any Refusing Lender, the Borrower may request, in its own discretion and at its own expense, such Refusing Lender to transfer and assign (and such Refusing Lender shall be required to transfer and assign upon such request) in whole (but not in part), without recourse and in accordance with and subject to the terms of Section 11.3(b), all of its interests, rights and obligations under this Credit Agreement to one or more Eligible Assignees (which may be one or more existing Lenders if any existing Lender accepts such assignment); provided that (A) such assignment or assignments shall not conflict with any law, rule, regulation or order of any court or other Governmental Authority, (B) the Borrower or such Eligible Assignee or Eligible Assignees shall pay to such Refusing Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such Refusing Lender and all other amounts owed to such Refusing Lender hereunder, as well as any processing fee owing to the Administrative Agent under Section 11.3(b), (C) the maturity date of the Loans transferred to such Eligible Assignee shall be the Maturity Date as extended in accordance with Section 2.5(a) above and (D) such transfer and assignment must occur on or prior to the applicable RL Maturity Date; or

                        (ii) the Borrower may (A) notify the Administrative Agent and the Extending Lenders in writing that it wishes to (and each such Extending Lender shall agree to) reduce the Revolving Loan Committed Amount by an amount equal to the sum of the Revolving Loan Commitments of the Refusing Lenders, (B) pay all outstanding Loans of the Refusing Lenders and any other amounts owing to the Refusing Lenders, and terminate the Revolving Loan Commitments of the Refusing Lenders and (C) reallocate the Revolving Loan Commitment Percentage of the Extending Lenders, on a pro rata basis, so that the sum of such Revolving Loan Commitment Percentages equals one hundred percent (100%).

                  (c) The Borrower shall indemnify each Lender (whether an Extending Lender or Refusing Lender) for any eurodollar breakage costs or expenses incurred by such Lender as a result of any extension of the Maturity Date pursuant to this Section 2.5 and any assignment of such Lender's Commitments and Loans or any reallocation of such Lender's Revolving Loan Commitment Percentage in connection with such extension.

                  (d) Each of the Lenders hereby authorizes the Administrative Agent, on their behalf, to enter into an amendment to this Credit Agreement (and the Credit Parties hereby agree to enter into any such amendment on terms reasonably acceptable to the Credit Parties and the Administrative Agent) to effectuate any extension of the Maturity Date, reduction of the Revolving Committed Amount, repayment of Loans or reallocation of the Revolving Loan Commitment Percentages, in each case as expressly contemplated by the terms of this Section 2.5.


                                    SECTION 3

                     GENERAL PROVISIONS APPLICABLE TO LOANS

         3.1      INTEREST.

                  (a)   Interest. Subject to the provisions of Section 3.1(b):

                        (i) Base Rate Loans. During such periods as Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate.

                        (ii) Eurodollar Loans. During such periods as Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

                        (iii) Swingline Loans. Swingline Loans shall bear
                  interest in accordance with the terms of Section 2.2(d).

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Payment Date shall be deemed to be the next preceding Business Day.

         3.2      PLACE AND MANNER OF PAYMENTS.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be made without setoff, deduction or counterclaim and received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at the Agency Services Address. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders on the same Business Day if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3      PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of (A) $5,000,000 and integral multiples of $1,000,000 in excess thereof for Revolving Loans and (B) $100,000 and integral multiples of $50,000 in excess thereof for Swingline Loans. All prepayments under this Section shall be subject to
         Section 3.14 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (b) Mandatory Prepayments. If, at any time, the sum of the aggregate amount of Revolving Loans outstanding plus Swingline Loans outstanding plus the aggregate amount of secured Indebtedness incurred by the Credit Parties, pursuant to Section 8.1(h), in excess of $100,000,000 exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount such that the sum of the aggregate amount of Revolving Loans outstanding plus Swingline Loans outstanding plus the aggregate amount of secured Indebtedness incurred by the Credit Parties, pursuant to Section 8.1(h), in excess of $100,000,000 is less than or equal to the Revolving Committed Amount (to be applied as set forth in Section 3.3(c) below).

                  (c) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b) shall be applied first to Swingline Loans and second to Revolving Loans. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans (or Index Rate Swingline Loans, as applicable) in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

         3.4      FEES.

                  (a) Facility Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a per annum fee equal to the Applicable Percentage for Facility Fees multiplied by the Revolving Committed Amount (the "Facility Fees"). The Facility Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the first Business Day after the end of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (b)   Utilization Fees.

                        (i) If, as calculated on the last day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Loan Commitment is reduced), the Utilized Revolving Committed Amount for such fiscal quarter exceeds fifty percent (50%) of the Revolving Committed Amount, then for the pro rata benefit of each Lender, the Borrower agrees to pay to the Administrative Agent a per annum fee equal to one-tenth of one percent (.10%) of the Utilized Revolving Committed Amount (the "Utilization Fees").

                        (ii) The Utilization Fees, if any, shall be due and payable in arrears on the first Business Day after the end of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Loan Commitment is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee (the "Administrative Fees") in accordance with the terms of the Fee Letter.

                  (d) Extension Fee. The Borrower agrees to pay to the Administrative Agent for the pro rata benefit of each Extending Lender, at the time of any extension of the Maturity Date pursuant to Section 2.5, such extension fees as are agreed upon among the Borrower, the Administrative Agent and such Extending Lenders.

                  (e) Upfront Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to each Lender an upfront fee in accordance with the terms of the fee letter among such Lender, the Borrower and the Administrative Agent (the "Upfront Fees"). The Upfront Fees shall be due and payable on or prior to the Effective Date.

         3.5      PAYMENT IN FULL AT MATURITY.

         On the Maturity Date, the entire outstanding principal balance of all Revolving Loans and Swingline Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

         3.6      COMPUTATIONS OF INTEREST AND FEES.

                  (a) Except for Base Rate Loans and Swingline Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7      PRO RATA TREATMENT.

         Except to the extent otherwise provided herein, each Revolving Loan borrowing, each payment or prepayment of principal of any Revolving Loan, each payment of fees (other than the Administrative Fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Revolving Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.7 shall instead be payable to the Administrative Agent until the share of such Revolving Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this Section 3.7 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

         3.8      SHARING OF PAYMENTS.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or such Administrative Agent to such Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9      CAPITAL ADEQUACY.

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon written notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each such written notice of a determination by any such Lender of amounts owing under this Section 3.9 shall set forth and certify in reasonable detail the basis for such determination and the calculation of amounts so owing, which certification shall, absent manifest error, be conclusive and binding on the parties hereto. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payments to any Lender or the Administrative Agent pursuant to this Section 3.9 relating to any period of time which is greater than 90 days prior to such Person's request for additional payment except for retroactive application of such law, rule or regulation, in which case the Borrower is required to make such payments so long as such Person makes a request therefor within 90 days after the public announcement of such retroactive application. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10     INABILITY TO DETERMINE INTEREST RATE.

         If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice is withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.11     ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar

Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

         3.12     REQUIREMENTS OF LAW.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 3.12, it shall provide prompt written notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payments to any Lender or the Administrative Agent pursuant to this Section relating to any period of time which is greater than 90 days prior to such Person's request for additional payment except for retroactive application of such law, rule or regulation, in which case the Borrower is required to make such payments so long as such Person makes a request therefor within 90 days after the public announcement of such retroactive application.

         3.13     TAXES.

                  (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded

         Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to such Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and any Lender for any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                        (i)   (A)   on or before the date of any payment by the
                  Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                              (B)   deliver to the Borrower and the
                  Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                              (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                        (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent, then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.14     COMPENSATION.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.15     SUBSTITUTION OF LENDER.

         If (a) the obligation of any Lender to make Eurodollar Loans has been suspended pursuant to Section 3.11 or (b) any Lender has demanded compensation under Section 3.9, 3.11, 3.12, 3.13 or 3.14, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute lender or lenders. Any substitution under this Section 3.15 may be accomplished, at the Borrower's option, either (i) by the replaced Lender assigning its rights and obligations hereunder to a replacement lender or lenders pursuant to Section 11.3(b) at a mutually agreeable price or (ii) by the Borrower's prepaying all outstanding Loans from the replaced Lender and terminating such Lender's Commitment on a date specified in a notice delivered to the Administrative Agent and the replaced Lender at least three Business Days before the date so specified (and compensating such Lender for any resulting funding losses as provided in Section 3.14 but otherwise without premium or penalty) and concurrently a replacement Lender or Lenders assuming a Commitment in an amount equal to the Commitment being terminated and making Loans in the same aggregate amount and having the same maturity date or dates, respectively, as the Loans being prepaid, all pursuant to documents reasonably satisfactory to the Administrative Agent (and in the case of any document to be signed by the replaced Lender, reasonably satisfactory to such Lender). No such substitution shall relieve the Borrower of its obligations to compensate and/or indemnify the replaced Lender as required by Section 3.9, 3.11, 3.12, 3.13 or 3.14 with respect to the period before it is replaced and to pay all accrued interest, accrued fees and other amounts owing to the replaced Lender hereunder.

         3.16     EVIDENCE OF DEBT.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof, if any. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative

Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register, or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.


                                    SECTION 4

                                    GUARANTY

         4.1      GUARANTY OF PAYMENT.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Administrative Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated or extended maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantors further agree to all rights of set-off as set forth in Section 11.2.

         4.3      MODIFICATIONS.

         Each Guarantor agrees that (a) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (b) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (c) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived;
(d) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; (e) the Maturity Date may be extended; and
(f) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4      WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         4.5      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6      REMEDIES.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

         4.7      LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.8      RIGHTS OF CONTRIBUTION.

         The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.

                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction (or waiver by each of the Lenders) of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes and (iii) all other Credit Documents, each in form and substance reasonably acceptable to the Administrative Agent and the Lenders; provided that receipt by the Administrative Agent of an executed signature page to this Credit Agreement from a Lender shall be deemed approval by such Lender of the form and substance of the Credit Documents.

                  (b)   Authority Documents.

                        (i) Partnership Documents. With respect to each Credit Party that is a partnership or limited liability partnership (for the purposes hereof, each a "Partnership"), receipt by the Administrative Agent of the following:

                              (A)   Authorization. Authorization of the
                        general partner(s) of such Partnership, as of the Closing Date, approving and adopting the Credit Documents to be executed by such Partnership and authorizing the execution and delivery thereof.

                              (B) Partnership Agreements. Certified copies of the partnership agreement of such Partnership, together with all amendments thereto.

                              (C) Certificates of Good Standing or Existence. Certificate of good standing or existence for such Partnership, issued as of a recent date by its state of organization and each other state where the failure to qualify or be in good standing would have or could be reasonably expected to have a Material Adverse Effect.

                              (D) Incumbency. An incumbency certificate of the general partner(s) of such Partnership certified by a secretary or assistant secretary of such general partner to be true and correct as of the Closing Date.

                        (ii) Corporate Documents. With respect to each Credit Party that is a corporation, (for the purposes hereof, each a "Corporation"), and with respect to each corporate entity acting, directly or indirectly, on behalf of a Credit Party that is a partnership, limited liability partnership or limited liability company (for the purposes of this clause (ii), each a "Managing Person"), receipt by the Administrative Agent of the following:

                              (A) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each such Corporation or Managing Person, as applicable, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Corporation or Managing Person, as applicable, to be true and correct as of the Closing Date.

                              (B) Bylaws. A copy of the bylaws of each such Corporation or Managing Person, as applicable, certified by a secretary or assistant secretary of such Corporation or Managing Person, as applicable, to be true and correct as of the Closing Date.

                              (C) Resolutions. Copies of resolutions of such Corporation's board of directors approving and adopting the Credit Documents to which it or the Person for whom it is acting is a party and the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Corporation or Managing Person, as applicable, to be true and correct and in full force and effect as of the Closing Date.

                              (D) Good Standing. Copies of (A) certificates of good standing, existence or their equivalent with respect to such Corporation or Managing Person, as applicable, certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have or could be reasonably expected to have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                              (E) Incumbency. An incumbency certificate of such Corporation or Managing Person, as applicable, certified by an officer of such Corporation or Managing Person, as applicable, to be true and correct as of the Closing Date.

                        (iii) Limited Liability Company Documents. With respect
                  to each Credit Party that is a limited liability company (for the purposes hereof, each an "LLC") and with respect to any limited liability company acting, directly or indirectly, on behalf of a Credit Party (for the purposes of this clause
                  (iii), each a "Managing Person"), receipt by the Administrative Agent of the following:

                              (A) Certificate of Formation. A copy of the certificate of formation of such LLC or Managing Person, as applicable, certified to be true and complete by the appropriate Governmental Authority of the state or jurisdiction of its formation and certified by the sole or managing member of such LLC or Managing Person, as applicable, to be true and correct as of the Closing Date.

                              (B) LLC Agreement. A copy of the LLC Agreement of such LLC or Managing Person, as applicable, certified by the sole or managing member of such LLC or Managing Person, as applicable, to be true and correct as of the Closing Date.

                              (C) Resolutions. Copies of resolutions of the sole or managing member of such LLC or Managing Person approving and adopting the Credit Documents to which it or the Person for whom it is acting is a party and the transactions contemplated therein and authorizing execution and delivery thereof.

                              (D) Good Standing. Copies of certificates of good standing, existence or their equivalent with respect to such LLC or Managing Person, as applicable, certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of formation and each other jurisdiction in which the failure to so qualify and be in good standing would have or could be reasonably expected to have a Material Adverse Effect.

                              (E) Incumbency. An incumbency certificate of such LLC or Managing Person certified by an officer of such LLC or Managing Person to be true and correct as of the Closing Date.

                  (c) Opinion of Counsel. Receipt by the Administrative Agent of an opinion or opinions from legal counsel to the Credit Parties (which shall cover, among other things, authority, legality, validity, binding effect, and enforceability of the Credit Documents), reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date.

                  (d) Financial Statements. Receipt by the Lenders of such financial information regarding the Credit Parties required to be delivered pursuant to Section 7.1 of each Existing Credit Agreement prior to the Closing Date.

                  (e) Litigation. There shall not exist (i) any order, decree, judgment, ruling or injunction which prohibits or restrains the consummation of the transactions contemplated hereby or (ii) any pending (except as set forth on Schedule 6.11) or, to the knowledge of any Credit Party, threatened action, suit, investigation or proceeding against a Credit Party that would have or could be reasonably expected to have a Material Adverse Effect.

                  (f) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Borrower as of the Closing Date stating that (i) the Borrower and each of its Subsidiaries are in compliance with all existing material financial obligations after giving effect to this Credit Agreement, (ii) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower, any of its Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or could be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information delivered to the Administrative Agent on or before the Closing Date were prepared in good faith and in accordance with GAAP and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein and therein, including the initial Extensions of Credit hereunder (if any), to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2 (with calculations demonstrating same) and (D) each Credit Party is Solvent.

                  (g) Material Adverse Effect. There shall not have occurred a Material Adverse Effect since March 31, 2000; it being understood and agreed that, for purposes of this Section 5.1(g), matters disclosed in the Borrower's Form 10-Q report for the fiscal quarter ending March 31, 2000, as filed with the U.S. Securities and Exchange Commission, shall not constitute a Material Adverse Effect.

                  (h) Fees and Expenses. Payment by the Credit Parties of the fees and expenses owed by them to the Administrative Agent, the Lenders and BAS pursuant to the terms of Section 3.4 and of the Fee Letter.

                  (i) Existing Credit Agreements. The Administrative Agent shall have received evidence that all documents executed or delivered in connection with the Existing Credit Agreements shall have been terminated and that all amounts owing in connection with the Existing Credit Agreements shall have been paid in full on or before the Effective Date.

                  (j) Market Disruption. There shall not have occurred any material disruption of or a material adverse change in conditions in the financial, banking or capital markets which the Administrative Agent and BAS, in their reasonable discretion, deem material in connection with the syndication of this Credit Agreement.

                  (k) Other. Receipt and satisfactory review by the Administrative Agent and its counsel of such other documents, instruments, agreements or information as reasonably and timely requested by the Administrative Agent, its counsel or any Lender, including, but not limited to, shareholder agreements, management agreements and information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, contingent liabilities and management of the Borrower and its Subsidiaries.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any new Swingline Loan, a Swingline Loan Request, duly executed and completed, by the time specified in Section 2.2.

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

                  (d) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof), the sum of the Revolving Loans outstanding plus Swingline Loans outstanding plus the aggregate amount of secured Indebtedness incurred by the Credit Parties pursuant to Section 8.1(h) in excess of $100,000,000 shall not exceed the Revolving Committed Amount.

The delivery of each Notice of Borrowing and each Swingline Loan Request shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent and warrant to the Administrative Agent and each Lender that:

         6.1      FINANCIAL CONDITION.

                  (a) The financial statements delivered to the Lenders prior to the Effective Date and pursuant to Section 7.1(a) and (b): (i) have been prepared in accordance with GAAP and (ii) present fairly the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods.

                  (b) Since December 31, 1999, there has been no sale, transfer or other disposition by any Credit Party of any material part of the business or property of the Credit Parties taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties taken as a whole, in each case which is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to
         Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

         6.2      NO MATERIAL CHANGE.

         Since March 31, 2000, there has been no development or event relating to or affecting a Credit Party which has had or could be reasonably expected to have a Material Adverse Effect, other than the developments in the First Heights-related litigation described in Note 4 to the Borrower's condensed consolidated financial statements contained in its Form 10-Q report for the fiscal quarter ended March 31, 2000, as filed with the U.S. Securities and Exchange Commission.

         6.3      ORGANIZATION AND GOOD STANDING.

         Each Credit Party (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state (or other jurisdiction) of its organization, (b) is duly qualified and in good standing as a foreign entity and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would have or could be reasonably expected to have a Material Adverse Effect and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4      DUE AUTHORIZATION.

         Each Credit Party (a) has the requisite power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation D, O, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or could be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6      CONSENTS.

         Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7      ENFORCEABLE OBLIGATIONS.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium laws or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         6.8      NO DEFAULT.

         No Credit Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         6.9      LIENS.

         The assets of the Credit Parties are not subject to any Liens other than Permitted Liens, which, individually or in the aggregate, would have or could be reasonably expected to have a Material Adverse Effect.

         6.10     INDEBTEDNESS.

         The Credit Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule 6.10, and (c) as otherwise permitted by this Credit Agreement.

         6.11     LITIGATION.

         Except as set forth on Schedule 6.11, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Credit Party which, if adversely determined, would have or could be reasonably expected to have a Material Adverse Effect.

         6.12     TAXES.

         Each Credit Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due and payable (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) that are due and payable by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. To the knowledge of the Credit Parties, there are no material tax assessments (including interest and penalties) claimed to be due against any of them by any Governmental Authority.

         6.13     COMPLIANCE WITH LAW.

         Each Credit Party is in material compliance with all material Requirements of Law and all other material laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties. No Requirement of Law would cause or could be reasonably expected to cause a Material Adverse Effect.

         6.14     ERISA.

         Except as would not have or be reasonably expected to have a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan;
         (ii) no "accumulated funding deficiency," as such term is defined in
         Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (within the meaning of Section 4001 of ERISA) under each Single Employer Plan (determined utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market current value as of such date of the assets of such Plan allocable to such accrued liabilities.

                  (c) Neither the Borrower, nor any of its Subsidiaries, nor any ERISA Affiliate has incurred, or, to the knowledge of such parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, nor any of its Subsidiaries, nor any ERISA Affiliate has received any notification pursuant to ERISA that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and, to the best knowledge of such parties, no Multiemployer Plan is reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably expected to subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) The present value of the liability of the Borrower and its Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

                  (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in material compliance with such sections.

         6.15     SUBSIDIARIES.

         Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party and whether each such Person is a Material Subsidiary. Schedule 6.15 shall be updated by the Borrower within 120 days after the end of each calendar year and may be, but need not be, updated at any other time and from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

         6.16     USE OF PROCEEDS.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. No proceeds of the Loans hereunder have been or will be used for the Acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such Acquisition.

         6.17     GOVERNMENT REGULATION.

                  (a) No proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation
         T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties and their Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of (i) the Securities Act or (ii) the Exchange Act.

                  (b) No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by an "investment company", or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (c) No director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O.

         6.18     ENVIRONMENTAL MATTERS.

         Except as would not have or could not be reasonably expected to have a Material Adverse Effect:

                  (a) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

                  (b) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of a Credit Party, is any such notice being threatened.

                  (c) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party in a manner that would give rise to liability under any applicable Environmental Laws.

                  (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party, threatened under any Environmental Law to which a Credit Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party, the Real Properties or the Businesses.

                  (e) There has been no release (including, without limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

                  (f) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (g) No Credit Party has assumed any liability of any Person (other than another Credit Party or Subsidiary thereof) under any Environmental Law.

         6.19     INTELLECTUAL PROPERTY.

         Each Credit Party owns, or has the legal right to use, all patents, trademarks, service marks, tradenames, copyrights, licenses, technology, know-how, processes and other rights (the "Intellectual Property"), free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted other than those the absence of which would not cause or could not reasonably be expected to cause a Material Adverse Effect. Except as would not have or could not be reasonably expected to have a Material Adverse Effect, (a) no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property and (b) no action or proceeding is pending that seeks to limit, cancel or question the validity of any Intellectual Property or which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

         6.20     SOLVENCY.

         Each Credit Party is, and after consummation of the transactions contemplated by this Credit Agreement will be, Solvent.

         6.21     INVESTMENTS.

         All Investments of each Credit Party are (a) as set forth on Schedule 6.21(b) or (b) Permitted Investments.

         6.22     DISCLOSURE.

         Neither this Credit Agreement nor any other Credit Document or financial statement delivered to the Administrative Agent or the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading.

         6.23     LICENSES, ETC.

         Except as would not have or could not be reasonably expected to have a Material Adverse Effect, the Credit Parties have obtained and hold in full force and effect, all material franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

         6.24     BURDENSOME RESTRICTIONS.

         No Credit Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any Requirement of Law which, individually or in the aggregate, would have or could be reasonably expected to have a Material Adverse Effect.

         6.25     LABOR CONTRACTS AND DISPUTES.

         Except as disclosed on Schedule 6.25, (a) there is no collective bargaining agreement or other labor contract covering employees of any Credit Party; (b) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party; and (c) there is no pending or, to any Credit Party's knowledge, threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Credit Party or its employees which, individually or in the aggregate, would have or could be reasonably expected to have a Material Adverse Effect.

         6.26     BROKER'S FEES.

         No Credit Party will pay or agree to pay, or reimburse any other Person with respect to, any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.


                                    SECTION 7

                             AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest and fees and other obligations then due and payable hereunder, have been paid in full (other than any such obligations which by the terms thereof are stated to survive termination of the Credit Documents) and the Commitments hereunder shall have terminated:

         7.1      INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Borrower, a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations, retained earnings, shareholders equity and cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner, except for qualifications resulting from changes in GAAP and required or approved by the Borrower's independent certified public accountants. It is specifically understood and agreed that failure of the annual financial statements to be accompanied by an opinion of such accountants in form and substance as provided herein shall constitute an Event of Default hereunder.

                  (b)   Quarterly Statements.

                  As soon as available, and in any event within 60 days after the close of each fiscal quarter (other than the fourth fiscal quarter, in which case 120 days after the end thereof) of each fiscal year of the Borrower, a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such quarter, together with related consolidated and consolidating statements of operations, retained earnings, shareholders' equity and cash flow for such quarter, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such consolidated and consolidating statements are true and correct and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such period, (ii) calculating the Interest Coverage Ratio of the Borrower and its Subsidiaries for the twelve month period ending on the date of such financial statements, (iii) demonstrating compliance with any other terms of this Credit Agreement as requested by the Administrative Agent and (iv) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. If necessary, the Borrower shall deliver financial statements prepared in accordance with GAAP as of the Closing Date, to the extent GAAP has changed since the Closing Date, in order to show compliance with the terms of this Credit Agreement, including Section 7.2. In addition, at the time of any Investment pursuant to clause (j) of the definition of Permitted Investments in excess of $10,000,000, a certificate of an Authorized Officer of the Borrower stating that after giving effect to such Investment on a pro forma basis no Default or Event of Default will exist or be continuing as a result of such Investment.

                  (d)   Reports. Promptly upon transmission or receipt thereof,
         (a) copies of any public filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders generally and (b) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (e) Notices. Upon an executive officer of a Credit Party obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent (a) immediately of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (b) promptly, but in any event within five Business Days, after the occurrence of any of the following with respect to any Credit
         Party: (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party which if adversely determined would have or could be reasonably expected to have a Material Adverse Effect, (ii) the institution of any proceedings against a Credit Party with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation, of any federal, state or local law, rule or regulation (including but not limited to, Environmental Laws), the violation of which would have or could be reasonably expected to have a Material Adverse Effect, (iii) the occurrence of an event or condition which shall constitute a default or event of default under any Indebtedness of a Credit Party in excess of $10,000,000, other than Non-Recourse Land Financing, or (iv) any loss of or damage to any property of a Credit Party or the commencement of any proceeding for the condemnation or other taking of any property of a Credit Party having a value of $10,000,000 or more.

                  (f) ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within two Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that would have or could be reasonably expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, a Credit Party shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (g)   Environmental.

                        (i) Subsequent to a notice from any Governmental Authority where the subject matter of such notice would reasonably cause concern or during the existence of an Event of Default, and upon the written request of the Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative

                   Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any Real Property and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental assessment within sixty (60) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand.

                        (ii) Each Credit Party will conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to address all Hazardous Materials on, from, or affecting any Real Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such Real Property to the extent any failure would have or could be reasonably expected to have a Material Adverse Effect.

                  (h) Other Information. As soon as available and in any event within 60 days of each fiscal quarter (or within 120 days of the fourth fiscal quarter), a "Land Report" and a "Consolidated Sales and Construction Activity Report" and with reasonable promptness upon any request, such other information regarding the business, properties or financial condition of the Credit Parties as the Administrative Agent or the Lenders may reasonably request; provided that the Borrower may require that prior to distribution of such information to a Lender, such Lender shall have executed and delivered to the Borrower a confidentiality agreement in form and substance reasonably satisfactory to the Borrower and such Lender.

         7.2      FINANCIAL COVENANTS.

                  (a) Debt to Capitalization Ratio. As of the last day of each fiscal quarter of the Borrower (beginning with the fiscal quarter ending September 30, 2000), the Debt to Capitalization Ratio shall be less than or equal to 0.50 to 1.0.

                  (b) Tangible Net Worth. As of the last day of each fiscal quarter of the Borrower (beginning with the fiscal quarter ending September 30, 2000), Tangible Net Worth shall be greater than or equal to the sum of (i) $800 million, plus (ii) 50% of the cumulative Net Income (without deduction for losses) earned for each completed fiscal quarter subsequent to March 31, 2000 to the date of determination.

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         7.3      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Except as permitted by Section 8.4, each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its (a) existence, rights and franchises and (b) authority, unless failure to preserve and keep in full force and effect its authority would not have or could not be reasonably expected to have a Material Adverse Effect.

         7.4      BOOKS AND RECORDS.

         Each of the Credit Parties will keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

         7.5      COMPLIANCE WITH LAW.

         Each of the Credit Parties will materially comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws).

         7.6      PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each of the Credit Parties will pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Credit Agreement); provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or could be reasonably expected to have a Material Adverse Effect.

         7.7      INSURANCE.

         Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) from insurance companies of recognized national standing, in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

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         7.8      MAINTENANCE OF PROPERTY.

         Each of the Credit Parties will maintain and preserve its properties, equipment and other assets in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, unless the failure to do so would not have or could not be reasonably expected to have a Material Adverse Effect.

         7.9      PERFORMANCE OF OBLIGATIONS.

         Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it or its property is bound, unless the failure to do so would not have or could not be reasonably expected to have a Material Adverse Effect.

         7.10     USE OF PROCEEDS.

         The Credit Parties will use the proceeds/availability of the Loans solely (a) to repay Indebtedness owing under the Existing Credit Agreements, (b) to provide working capital for the Credit Parties and (c) for general corporate purposes of the Credit Parties, including money market borrowings and commercial paper backup.

         7.11     AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers, to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders.

         7.12     ADDITIONAL CREDIT PARTIES.

         At the time any Person becomes a Material Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof or within such longer period of time as agreed to by the Administrative Agent) shall cause such Person to (a) execute a Joinder Agreement in substantially the same form as Exhibit
7.12 and (b) deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request, including, without limitation, certified copies of resolutions and other corporate, limited liability company or partnership documents and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Joinder Agreement executed by such Person), all in form,

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content and scope reasonably satisfactory to the Administrative Agent. The
Administrative Agent and the Lenders agree that upon any Subsidiary ceasing to be a Material Subsidiary, upon receipt by the Administrative Agent of evidence thereof, the Administrative Agent shall execute, at the Borrower's expense, such release documentation as is necessary to release such Subsidiary from its Guaranty Obligations hereunder and such Subsidiary shall no longer be a Guarantor.


                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations then due and payable hereunder, have been paid in full (other than any such obligations which by the terms thereof are stated to survive termination of the Credit Documents) and the Commitments hereunder shall have terminated:

         8.1      INDEBTEDNESS.

         No Credit Party will contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness existing as of the Closing Date as referenced in Section 6.10 (and renewals, refinancings, replacements or extensions thereof on terms and conditions no more favorable, in the aggregate, to the applicable creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension);

                  (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business and to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

                  (d) Indebtedness owing by a Credit Party to another Credit Party;

                  (e) Indebtedness arising from Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (f) Indebtedness arising from judgments that do not cause an Event of Default;

                  (g) secured Indebtedness in connection with Non-Recourse Land Financing existing on the Closing Date and Non-Recourse Land Financing with respect to real property acquired after the Closing Date.

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                  (h)   other secured Indebtedness up to $200,000,000, in the
         aggregate, at any one time outstanding; provided that for each dollar of secured Indebtedness incurred in excess of $100,000,000, as permitted under this Section 8.1(h), availability under the Revolving Committed Amount shall be reduced by one dollar; and

                  (i) other unsecured Indebtedness so long as, after giving effect thereto, the Borrower is in compliance with the financial covenants set forth in Section 7.2.

         8.2      LIENS.

         No Credit Party will contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3      NATURE OF BUSINESS.

         No Credit Party will materially alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date and activities which are substantially similar or related thereto or logical extensions thereof.

         8.4      CONSOLIDATION AND MERGER.

         NO Credit Party will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself; provided that a Credit Party may merge or consolidate with or into another Person if the following conditions are satisfied:

                  (a) the Administrative Agent is given prior written notice of such action;

                  (b) the Person formed by such consolidation or into which such Credit Party is merged shall either (i) be a Credit Party or (ii) expressly assume in writing all of the obligations of a Credit Party under the Credit Documents; provided that if the transaction is between the Borrower and another Person, the Borrower must be the surviving entity;

                  (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (d) the Borrower delivers to the Administrative Agent an opinion of counsel stating that such consolidation or merger and any written agreement entered into in connection therewith, comply with this Section 8.4.

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         8.5      SALE OR LEASE OF ASSETS.

         No Credit Party will convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale, lease, transfer or other disposal by a Credit Party of any or all of its assets to another Credit Party; (c) obsolete, slow-moving, idle or worn-out assets no longer used or useful in its business; (d) the transfer of assets which constitute a Permitted Investment; (e) any Equity Issuance by the Borrower; (f) the sale, lease or sublease of real property interests in the ordinary course of business; (g) the sale, transfer or other disposal for fair market value of all or substantially all of the Capital Stock or assets of a Guarantor to a Person that is not a Credit Party; provided that (i) after giving effect to any such sale, transfer or other disposal, the Credit Parties shall be in compliance with all of the terms and conditions of this Credit Agreement and the other Credit Documents, including, without limitation, the terms of Section 7.12 and the definition of Material Subsidiary, (ii) the net cash proceeds from any such sale, transfer or other disposal shall be (A) first, applied to all outstanding Revolving Loans (first to Base Rate Loans and then to Eurodollar Loans and Index Rate Swingline Loans in direct order of Interest Period maturities) and (B) second, reinvested in the business of the Credit Parties or used by the Credit Parties in the ordinary course of business within 90 days after the closing of such transfer, sale or other disposal and (iii) promptly after the net cash proceeds from any such sale, transfer or other disposal have been so utilized, the Borrower shall deliver to the Administrative Agent a certificate executed by an Authorized Officer certifying on behalf of the Borrower (A) as to the amount of such net cash proceeds and (B) that such net cash proceeds have been reinvested in accordance with the terms of the foregoing clause (ii), and (h) other sales of assets in the ordinary course of business so long as, after giving effect thereto, the Borrower is in compliance with the financial covenants set forth in Section 7.2.

         8.6      SALE AND LEASEBACK.

         No Credit Party will enter into any Sale and Leaseback Transaction, unless each of the following conditions is satisfied: (a) such Credit Party shall promptly give notice of such sale or transfer to the Administrative Agent;
(b) the net proceeds of such sale or transfer are at least equal to the fair value (as determined in good faith by a resolution of such Credit Party's board of directors, a copy of which has been delivered by the Credit Party to the Administrative Agent) of the property which is the subject of such sale or transfer; and (c) such Credit Party shall apply, within 365 days after the effective date of such sale or transfer, or shall have committed within one year after such effective date to apply, an amount at least equal to the net proceeds of the sale or transfer of the property which is the subject of such sale or transfer to (A) the repayment of the Loans or (B) the repayment of other Indebtedness owing by any Credit Party or (C) the purchase of property by such Credit Party substantially similar to the property that was the subject of such sale or transfer or (D) in part to such repayment and in part to such purchase or property; provided, however, that if such Credit Party commits to apply an amount at least equal to the net proceeds of a sale or transfer to the repayment of the Loans, the repayment of other Indebtedness or the purchase of property, such commitment shall be made in a written instrument delivered by such

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Credit Party to the Administrative Agent and shall require such Credit Party to so apply said amount within 18 months after the effective date of such sale or transfer, and it shall constitute a breach of the provisions of this Section 8.6 if such Credit Party shall fail so to apply said amount in satisfaction of such commitment.

         8.7      ADVANCES, INVESTMENTS AND LOANS.

         No Credit Party will make any Investments except for Permitted Investments.

         8.8      RESTRICTED PAYMENTS.

         No Credit Party will, directly or indirectly, use proceeds of Loans to pay dividends or make any other distribution (excluding repurchases of shares of Capital Stock) upon any shares of its Capital Stock of any class.

         8.9      TRANSACTIONS WITH AFFILIATES.

         No Credit Party will enter into any material transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.10     FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         No Credit Party will (a) change its fiscal year or (b) in any manner that would reasonably be likely to adversely affect the rights of the Lenders, change its articles or certificate of incorporation or its bylaws, except as permitted by Section 8.4.

         8.11     NO LIMITATIONS.

         No Credit Party will directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Credit Party; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Credit Party and was not entered into in contemplation of such Person becoming a Subsidiary of a Credit Party, and (iii) this Credit Agreement and the other Credit Documents.

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         8.12     NO OTHER NEGATIVE PLEDGES.

         No Credit Party will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except as set forth in the Credit Documents.

         8.13     OTHER INDEBTEDNESS.

         No Credit Party will, if any Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (a) with respect to any Indebtedness (other than the Indebtedness under the Credit Documents) of such Credit Party, shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness (other than the Indebtedness under the Credit Documents) of such Credit Party.


                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence, and during the continuation, of any of the following specified events (each an "Event of Default"):

                  (a)   Payment. Any Credit Party shall default in the payment
         (i) when due of any principal of any of the Loans or (ii) within five Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c)   Covenants. Any Credit Party shall:

                        (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2,
                  7.10 or 8.1 through 8.13 inclusive;

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

                        (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1, 7.3, 7.5 or 7.11 and such default shall continue unremedied for a period of five Business Days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent; or

                        (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or written notice thereof given by the Administrative Agent.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or written notice thereof given by the Administrative Agent, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Administrative Agent and the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. The guaranty given by any Credit Party hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                  (f)   Bankruptcy, etc. The occurrence of any of the following:
         (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of its Subsidiaries

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         shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g)   Defaults under Other Agreements.

                        (i) A Credit Party shall default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease material to the Credit Parties taken as a whole to which it is a party or by which it or its property is bound; or

                        (ii) With respect to any Indebtedness of a Credit Party the principal amount of which is in excess of $10 million (other than Indebtedness outstanding under this Credit Agreement and Non-Recourse Land Financing), (A) any such Credit Party shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) any such Indebtedness shall mature and remain unpaid.

                  (h) Judgments. Any judgment, order, or decree (including, without limitation, any judgment, order, or decree with respect to any litigation disclosed pursuant to the Credit Documents) shall be entered against any one or more of the Credit Parties involving a liability of $25 million or more (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage and in any event not including any Non-Recourse Land Financing), and such judgment, order or decree (i) is the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of
         (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 30 days.

                  (i) ERISA. The occurrence of any of the following events or conditions: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of any Credit Party, any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i)

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         the termination of such Plan for purposes of Title IV of ERISA, or (ii)
         any Credit Party, any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party, any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party, any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (j)   Ownership. There shall occur a Change of Control.

         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuance of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered

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a separate "creditor" holding a separate "claim" within the meaning of Section
101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3      ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents;

                  SECOND, to payment of any fees owed to the Administrative Agent or any Lender;

                  THIRD, to the payment of all accrued interest payable to the Lenders hereunder and all other obligations (other than those obligations to be paid pursuant to clause "FOURTH" below) which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" and "SECOND" above;

                  FOURTH, to the payment of the outstanding principal amount of the Loans, pro rata as set forth below; and

                  FIFTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied.


                                   SECTION 10

                                AGENCY PROVISIONS

         10.1     APPOINTMENT.

         Each Lender hereby designates and appoints Bank of America as Administrative Agent of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to

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exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and therein or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of its Subsidiaries.

         10.2     DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     EXCULPATORY PROVISIONS.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any of its Subsidiaries in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records

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of the Credit Parties. The Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

         10.4     RELIANCE ON COMMUNICATIONS.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or, to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Credit Documents.

         10.6     NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Administrative Agent, BAS nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent and BAS that it has, independently and without reliance upon the Administrative Agent or BAS or any other Lender,

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and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or BAS or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and BAS shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent, BAS or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7     INDEMNIFICATION.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         10.8     ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans

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
made and all obligations owing to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         10.9     SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 60 days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent, provided such successor is an Eligible Assignee. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as the Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent within 75 days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Subject to the foregoing terms of this Section 10.9, there shall at all times be a Person or Persons serving as Administrative Agent hereunder.


                                   SECTION 11

                                  MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered in writing, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

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         11.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party or any of its Subsidiaries against the Credit Party Obligations of such Credit Party, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such Credit Party Obligations may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(e) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this
         Section 11.3.

                  (b) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitments); provided, however, that:

                        (i) except in the case of an assignment to another Lender, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                        (ii) unless the assigning Lender is assigning all of its rights and obligations under this Credit Agreement, the assigning Lender shall retain a Commitment of not less than $10,000,000;

                        (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

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
                        (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an assignment agreement in substantially the form of Exhibit 11.3(b) (each an "Assignment Agreement"), together with a processing fee from the assignor or assignee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 3.13.

         By executing and delivering an Assignment Agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of its Subsidiaries or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

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

         and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Acceptance. Upon its receipt of an Assignment Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitments and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.9 through 3.14, inclusive, and the right of set-off contained in Section 11.2, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes (other than as a result of the extension of the Maturity Date in accordance with the terms of Section 2.5), extending its Commitments or releasing all or substantially all of the Guarantors) and (v) such Lender shall provide written notice of any participation to the Borrower and the Administrative Agent.

                  (f) Nonrestricted Assignments. Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve

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
         Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Information. Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.16.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any of its Subsidiaries and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     PAYMENT OF EXPENSES; INDEMNIFICATION.

         The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent and BAS in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Administrative Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party or any of its Subsidiaries and (b) indemnify the Administrative Agent, BAS, each Lender and each of their officers, directors, employees, representatives, Affiliates and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including, without limitation, the reasonable fees and expenses of legal counsel (including the allocated cost of internal counsel) and settlement costs incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent, BAS or any Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other Extensions of Credit) hereunder or the consummation of any other

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

transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, (ii) any Environmental Claim, (iii) any claims for Non-Excluded Taxes (but excluding in the case of (i), (ii) and (iii) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Subject to Section 11.16(b), neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

                  (a) extend the Maturity Date (other than with the consent of the Extension Required Lenders pursuant to Section 2.5);

                  (b) reduce the rate or extend the time of payment of interest thereon or fees hereunder (it being understood and agreed that a waiver of the applicability of any post-default increase in interest rates shall not constitute a reduction in the rate of interest for purposes of this clause (b));

                  (c)   reduce or waive the principal amount of any Loan;

                  (d) increase or extend any Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments or any increase in the Revolving Committed Amount pursuant to Section 2.1(e) shall not constitute a change in the terms of any Commitment of any Lender);

                  (e) except as the result of or in connection with a merger or other disposition of a Credit Party permitted under Section 8.4, (i) release the Borrower from its obligations under the Credit Documents or
         (ii) release any Credit Party that individually or, together with any other Credit Party previously released or to be released simultaneously therewith, cumulatively accounts for more than 5% of Tangible Net Worth from its obligations under the Credit Documents;

                  (f)   amend, modify or waive any provision of this Section
         11.6 or Section 3.4(a), 3.4(b), 3.7, 3.8, 5.2, 9.1(a), 11.2, 11.3 or
         11.5;

                  (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders set forth in Section 1.1; or

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
                  (h) consent to the assignment or transfer by a Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby.

Notwithstanding the above, no provisions of Section 10 may be amended or modified without the consent of the Administrative Agent. No provision of
Section 2.2 affecting the Swingline Loans may be amended without the consent of Bank of America.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     COUNTERPARTS/TELECOPY.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

         11.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10    SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND
                  WARRANTIES.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, and the repayment of the Loans and other obligations and the termination of the Commitments hereunder.

         11.11    GOVERNING LAW; JURISDICTION.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES

         HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 20 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.13    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.14    FURTHER ASSURANCES.

         The Credit Parties agree, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents.

         11.15    ENTIRETY.

         This Credit Agreement together with the other Credit Documents, the Fee Letter and the Mandate Letter dated June 19, 2000 from Bank of America and BAS to the Borrower represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.16    BINDING EFFECT; CONTINUING AGREEMENT.

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns. Upon this Credit Agreement becoming effective the Existing Credit Agreements shall be deemed terminated and the Credit Parties and the lenders party to the Existing Credit Agreements shall no longer have any obligations thereunder (other than those obligations of the Credit Parties in the Existing Credit Agreements that expressly survive the termination of the Existing Credit Agreements).

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, interest, fees and other Credit Party Obligations have been paid in full and all Commitments have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
                                            PULTE CORPORATION,
                                            a Michigan corporation

                                            By:/s/ Bruce E. Robinson
                                               ---------------------------------
                                            Name:Bruce E. Robinson
                                                 -------------------------------
                                            Title:Vice President
                                                  ------------------------------

GUARANTORS:

                    ABACOA HOMES, INC.,
                    a Florida corporation

                    DIVOSTA AND COMPANY, INC.,
                    a Florida corporation

                    DIVOSTA BUILDING CORPORATION,
                    a Florida corporation

                    DIVOSTA HOMES, INC.,
                    a Florida corporation

                    FLORIDA BUILDING PRODUCTS, INC.,
                    a Florida corporation

                    FLORIDA CLUB HOMES, INC.,
                    a Florida corporation

                    HAMMOCK RESERVE DEVELOPMENT
                    COMPANY, a Florida corporation

                    HOMESITE SOLUTIONS CORPORATION,
                    a Michigan corporation

                    ISLAND WALK DEVELOPMENT COMPANY,
                    a Florida corporation

                    PB VENTURE L.L.C.,
                    a Michigan limited liability company

                    PN II, INC.,
                    a Nevada corporation

                    PULTE DEVELOPMENT CORPORATION,
                    a Michigan corporation

                    PULTE DIVERSIFIED COMPANIES, INC.,
                    a Michigan corporation

                    PULTE FINANCIAL COMPANIES, INC.,
                    a Michigan corporation

                    PULTE HOME CORPORATION,
                    a Michigan corporation

                    PULTE HOME CORPORATION OF NEW ENGLAND,
                    a Michigan corporation

                    PULTE HOME CORPORATION OF THE
                    DELAWARE VALLEY, a Michigan corporation

                    PULTE HOMES OF GREATER KANSAS CITY, INC., a
                    Michigan corporation

                    PULTE HOMES OF MICHIGAN
                    CORPORATION, a Michigan corporation

                    PULTE HOMES OF MINNESOTA
                    CORPORATION, a Minnesota corporation

                    PULTE HOMES OF OHIO CORPORATION,
                    an Ohio corporation

                    PULTE HOMES OF SOUTH CAROLINA, INC.,
                    a Michigan corporation

                    PULTE HOMES OF TEXAS, L.P.,
                    a Texas limited partnership

                             By:      PN I, INC., a Nevada corporation,
                                      its general partner

                    PULTE LAND DEVELOPMENT
                    CORPORATION, a Michigan corporation

                    PULTE LIFESTYLE COMMUNITIES, INC.,
                    a Michigan corporation

                    PULTE - IN CORPORATION,
                    a Michigan corporation

                    RADNOR HOMES, INC.,
                    a Michigan corporation

                    RIVERWALK OF THE PALM BEACHES DEVELOPMENT COMPANY, INC., a Florida corporation

                    RN ACQUISITION 2 CORP.,
                    a Nevada corporation

                    SEAN/CHRISTOPHER HOMES, INC.,
                    a Michigan corporation

                    VILLAGE WALK DEVELOPMENT COMPANY, INC.,
                    a Florida corporation

                    WIL CORPORATION, a Michigan corporation


                    By:/s/ Bruce E. Robinson
                       -------------------------------------------------
                    Name:  Bruce E. Robinson
                    Title: Vice President (for all entites except
                           Those listed below)

                           PN II, Inc. (Secretary)
                           Pulte Financial Companies, Inc. (President)

LENDERS:

                    BANK OF AMERICA, N.A.,
                    individually in its capacity as a Lender and in its capacity as the Administrative Agent

                    By:/s/ Kelley Prentiss
                       --------------------------------------------------
                    Name:    Kelley Prentiss
                         ------------------------------------------------
                    Title:   Vice President
                          -----------------------------------------------

                    BANK ONE, NA,
                    individually in its capacity as a Lender and in its capacity as the Syndication Agent

                    By:/s/ Mark Kramer
                       --------------------------------------------------
                    Name:    Mark Kramer
                         ------------------------------------------------
                    Title:   Managing Director
                          -----------------------------------------------

                    COMERICA BANK,
                    individually in its capacity as a Lender and in its capacity as the Co-Agent

                    By:/s/ Charles L. Weddell
                       --------------------------------------------------
                    Name:    Charles L. Weddell
                        -------------------------------------------------
                    Title:Vice President
                          -----------------------------------------------

                    SUNTRUST BANK


                    By:/s/ Donald L. Gaudette, Jr.
                       --------------------------------------------------
                    Name:    Donald L. Gaudette, Jr.
                         ------------------------------------------------
                    Title:   Director
                          -----------------------------------------------


                    MICHIGAN NATIONAL BANK

                    By:/s/ Neran Shaya
                       --------------------------------------------------
                    Name:Neran Shaya
                         ------------------------------------------------
                    Title:Vice President
                          -----------------------------------------------

                    PNC BANK, NATIONAL ASSOCIATION


                    By:/s/ Douglas G. Paul
                       --------------------------------------------------
                    Name:Douglas G. Paul
                         ------------------------------------------------
                    Title:Senior Vice President
                          -----------------------------------------------

                    THE FUJI BANK, LIMITED


                    By:/s/ Peter L. Chinnici
                       -----------------------------------------
                    Name: Peter L. Chinnici
                         ---------------------------------------
                    Title: Senior Vice President & Group Head
                          --------------------------------------

                                 Schedule 1.1(a)

                      Revolving Loan Commitment Percentages

------------------------------------------------- -------------------------------------- --------------------------------------
                     LENDER                                   REVOLVING LOAN                         REVOLVING LOAN
                                                                COMMITMENT                       COMMITMENT PERCENTAGE
------------------------------------------------- -------------------------------------- --------------------------------------
Bank of America, N.A.                                         $130,000,000                           34.666666668
------------------------------------------------- -------------------------------------- --------------------------------------
Bank One, NA                                                   $85,000,000                           22.666666667
------------------------------------------------- -------------------------------------- --------------------------------------
Comerica Bank                                                  $50,000,000                           13.333333333
------------------------------------------------- -------------------------------------- --------------------------------------
SunTrust Bank                                                  $35,000,000                            9.333333333
------------------------------------------------- -------------------------------------- --------------------------------------
Michigan National Bank                                         $35,000,000                            9.333333333
------------------------------------------------- -------------------------------------- --------------------------------------
PNC Bank, National Association                                 $20,000,000                            5.333333333
------------------------------------------------- -------------------------------------- --------------------------------------
The Fuji Bank, Limited                                         $20,000,000                            5.333333333
------------------------------------------------- -------------------------------------- --------------------------------------

------------------------------------------------- -------------------------------------- --------------------------------------
TOTAL:                                                        $375,000,000                          100.000000000
------------------------------------------------- -------------------------------------- --------------------------------------

                                 Schedule 1.1(b)

                                 Permitted Liens


                                      None.

                                  Schedule 6.10

                                  Indebtedness


                                      None.

                                  Schedule 6.11

                                   Litigation


                                      None.

                                 Schedule 6.15

                                  Subsidiaries

----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
                                                     STATE OF     SHARES                                              OBLIGATION
                         NAME                     INCORPORATION    O/S                     OWNED BY                     SHARES
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
1.    Abacoa Homes, Inc.                             Florida      5,000            DiVosta and Company, Inc.            5,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
2.    American Title of the Palm Beaches             Michigan     1,000        Pulte Diversified Companies, Inc.        1,000
      Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
3.    American Title of the Palm Beaches, Ltd.       Florida                  American Title of the Palm Beaches
                                                                                             Corp.
                                                                               Pulte Diversified Companies, Inc.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
4.    Ashgrove Plantation L.L.C.                     Virginia                       Pulte Home Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
5.    Buildinvest Limited Partnership                Maryland                       Pulte Home Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
6.    Carr's Grant, L.L.C.                           Maryland                           Wil Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
7.    Celba Homes Inc.                               Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
8.    City Homes Development L.L.C.                  Michigan                          Pulte Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
9.    CIV-Pulte S. DE R.L. DE C.V.                    Mexico                    Controladora PHC, S.A. DE C.V.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
10.   Condak-Pulte S. DE R.L. DE C.V.                 Mexico                    Controladora PHC, S.A. DE C.V.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
11.   Controladora PHC, S.A. DE C.V.                  Mexico      49,995       Pulte International-Mexico, Inc.         49,995
                                                                    5               Pulte Home Corporation                5
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
12.   Crosland/Piper Glen Ltd. Partnership         N. Carolina                      Pulte Home Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
13.   Crosland/Wynfield Forest Limited             N. Carolina                      Pulte Home Corporation
      Partnership
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
14.   Dean Realty Company                            Michigan      100              Pulte Home Corporation               100
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
15.   Detroit City Homes L.L.C.                      Michigan                          Pulte Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
16.   Devtex Land, L.P.                               Texas                               PN II, Inc.
                                                                                          PN I, Inc.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
17.   DiVosta and Company, Inc.                      Florida      75,000       Pulte Diversified Companies, Inc.        75,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
18.   DiVosta Building Corporation                   Florida       5,000           DiVosta and Company, Inc.            5,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
19.   DiVosta Homes Sales, Inc.                      Florida       1,000           DiVosta and Company, Inc.            1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
20.   DiVosta Homes, Inc.                            Florida       5,000           DiVosta and Company, Inc.            5,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
21.   DRT-Pulte                                       Mexico                    Controladora PHC, S.A. DE C.V.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
22.   First Heights Bank, fsb                         Texas     7,500,200      Pulte Diversified Companies, Inc.      7,500,200
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
23.   Florida Building Products, Inc.                Florida      5,000            DiVosta and Company, Inc.            5,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
24.   Florida Club Homes, Inc.                       Florida      5,000            DiVosta and Company, Inc.            5,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
25.   Florida Investment Venture                    ptrshp-not                        PC/Palm Beach, Inc.
                                                    registered
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
26.   Forest Hills Development of Mass. LLC          Michigan      100       Pulte Home Corporation of New England       100
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
27.   Frederick Holding Corp.                        Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------

----- -------------------------------------------   ---------- ----------- -----------
                                                                OPTIONS     MATERIAL
                         NAME                         OWNED       O/S         SUB?
----- -------------------------------------------   ---------- ----------- -----------
1.    Abacoa Homes, Inc.                              100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
2.    American Title of the Palm Beaches              100%         No
      Corporation
----- -------------------------------------------   ---------- ----------- -----------
3.    American Title of the Palm Beaches, Ltd.         4%          No

                                                       96%
----- -------------------------------------------   ---------- ----------- -----------
4.    Ashgrove Plantation L.L.C.                     34.44%        No
----- -------------------------------------------   ---------- ----------- -----------
5.    Buildinvest Limited Partnership                33.33%        No
----- -------------------------------------------   ---------- ----------- -----------
6.    Carr's Grant, L.L.C.                            100%         No
----- -------------------------------------------   ---------- ----------- -----------
7.    Celba Homes Inc.                                100%         No
----- -------------------------------------------   ---------- ----------- -----------
8.    City Homes Development L.L.C.                    50%         No
----- -------------------------------------------   ---------- ----------- -----------
9.    CIV-Pulte S. DE R.L. DE C.V.                     50%         No
----- -------------------------------------------   ---------- ----------- -----------
10.   Condak-Pulte S. DE R.L. DE C.V.                66.67%        No
----- -------------------------------------------   ---------- ----------- -----------
11.   Controladora PHC, S.A. DE C.V.                 99.99%        No
                                                      0.01%
----- -------------------------------------------   ---------- ----------- -----------
12.   Crosland/Piper Glen Ltd. Partnership           31.37%        No
----- -------------------------------------------   ---------- ----------- -----------
13.   Crosland/Wynfield Forest Limited               28.57%        No
      Partnership
----- -------------------------------------------   ---------- ----------- -----------
14.   Dean Realty Company                             100%         No
----- -------------------------------------------   ---------- ----------- -----------
15.   Detroit City Homes L.L.C.                        45%         No
----- -------------------------------------------   ---------- ----------- -----------
16.   Devtex Land, L.P.                              99.90%        No
                                                      0.10%
----- -------------------------------------------   ---------- ----------- -----------
17.   DiVosta and Company, Inc.                       100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
18.   DiVosta Building Corporation                    100%         No         Yes
----- -------------------------------------------   ---------- ----------- ------------
19.   DiVosta Homes Sales, Inc.                       100%         No
----- -------------------------------------------   ---------- ----------- -----------
20.   DiVosta Homes, Inc.                             100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
21.   DRT-Pulte                                        50%         No
----- -------------------------------------------   ---------- ----------- -----------
22.   First Heights Bank, fsb                         100%         No
----- -------------------------------------------   ---------- ----------- -----------
23.   Florida Building Products, Inc.                 100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
24.   Florida Club Homes, Inc.                        100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
25.   Florida Investment Venture                       50%         No

----- -------------------------------------------   ---------- ----------- -----------
26.   Forest Hills Development of Mass. LLC           100%         No
----- -------------------------------------------   ---------- ----------- -----------
27.   Frederick Holding Corp.                         100%         No
----- -------------------------------------------   ---------- ----------- -----------

----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
                                                     STATE OF     SHARES                                              OBLIGATION
                         NAME                     INCORPORATION    O/S                     OWNED BY                     SHARES
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
28.   Grayhaven Estates Limited, L.L.C.              Michigan                          Pulte Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
29.   Guaranteed Mortgage Corporation III            Michigan     1,000         Pulte Financial Companies, Inc.         1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
30.   Gulf Partners, Inc.                            Michigan     1,000       Pulte Homes of Michigan Corporation       1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
31.   Gurabo Homes Inc.                              Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
32.   Haggerty Hills Limited Partnership             Michigan                         Gulf Partners, Inc.
                                                                              Pulte Homes of Michigan Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
33.   Hammock Reserve Development Company            Florida      5,000            DiVosta and Company, Inc.            5,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
34.   Harrison Hills, LLC                            Maryland                           Wil Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
35.   Hipotecaria Su Casita, S.A. de C.V.             Mexico     335,680          Pulte Mortgage Corporation           335,680
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
36.   Homesite Solutions Corporation                 Michigan      1,000             Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
37.   Island Walk Development Company                Florida       5,000           DiVosta and Company, Inc.            5,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
38.   Joliet Mortgage Reinsurance Company            Vermont       100            Pulte Mortgage Corporation             100
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
39.   Lexington Oaks Golf Club, Inc.                 Florida      1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
40.   Lone Tree Golf Club, LLC                       Michigan                       Pulte Home Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
41.   James T. Lynch, Inc.                            Texas       1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
42.   Marquette Title Insurance Company              Vermont     100,000               Pulte Corporation               100,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
43.   Nantar, S. DE R.L. DE C.V.                      Mexico                    Controladora PHC, S.A. DE C.V.
                                                                               Pulte International-Mexico, Inc.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
44.   North American Builders Indemnity Company      Colorado    300,000               Pulte Corporation               300,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
45.   One Willowbrook, L.L.C.                        Maryland                           Wil Corporation
                                                                                        PBW Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
46.   P & H Clinton Partnership                     ptrshp-not              Pulte Home Corporation of The Delaware
                                                    registered                              Valley
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
47.   Palmville Development Corp.                    Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
48.   PB Venture L.L.C.                              Michigan                          Pulte Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
49.   PBW Corporation                                Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
50.   PC/BRE Development L.L.C.                      Delaware                        PC/BRE Venture L.L.C.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
51.   PC/BRE Springfield, L.L.C.                     Delaware                        PC/BRE Venture L.L.C.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
52.   PC/BRE Venture L.L.C.                          Delaware                          PB Venture L.L.C.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
53.   PC/BRE Whitney Oaks L.L.C.                     Delaware                        PC/BRE Venture L.L.C.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
54.   PC/BRE Winfield L.L.C.                         Delaware                        PC/BRE Venture L.L.C.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
55.   PC/Palm Beach, Inc.                            Michigan     1,000                Pulte Corporation                1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
56.   PCIC Corporation                               Michigan     1,000           Pulte Mortgage Corporation            1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
57.   PHC Title Corporation                          Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
58.   PHM Title Agency L.L.C.                        Delaware                           TVM Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
59.   PHT Title Agency, L.P.                          Texas                          PHC Title Corporation
                                                                                     PHT Title Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
60.   PHT Title Corporation                          Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------


----- -------------------------------------------     ---------- ----------- -----------
                                                                  OPTIONS     MATERIAL
                         NAME                           OWNED       O/S         SUB?
----- -------------------------------------------     ---------- ----------- -----------
28.   Grayhaven Estates Limited, L.L.C.                  49%         No
----- -------------------------------------------     ---------- ----------- -----------
29.   Guaranteed Mortgage Corporation III               100%         No
----- -------------------------------------------     ---------- ----------- -----------
30.   Gulf Partners, Inc.                               100%         No
----- -------------------------------------------     ---------- ----------- -----------
31.   Gurabo Homes Inc.                                 100%         No
----- -------------------------------------------     ---------- ----------- -----------
32.   Haggerty Hills Limited Partnership                 99%         No
                                                         1%
----- -------------------------------------------     ---------- ----------- -----------
33.   Hammock Reserve Development Company               100%         No         Yes
----- -------------------------------------------     ---------- ----------- -----------
34.   Harrison Hills, LLC                               100%         No
----- -------------------------------------------     ---------- ----------- -----------
35.   Hipotecaria Su Casita, S.A. de C.V.              22.90%        No
----- -------------------------------------------     ---------- ----------- -----------
36.   Homesite Solutions Corporation                    100%         No         Yes
----- -------------------------------------------     ---------- ----------- ------------
37.   Island Walk Development Company                   100%         No         Yes
----- -------------------------------------------     ---------- ----------- -----------
38.   Joliet Mortgage Reinsurance Company               100%         No
----- -------------------------------------------     ---------- ----------- -----------
39.   Lexington Oaks Golf Club, Inc.                    100%         No
----- -------------------------------------------     ---------- ----------- -----------
40.   Lone Tree Golf Club, LLC                          100%         No
----- -------------------------------------------     ---------- ----------- -----------
41.   James T. Lynch, Inc.                              100%         No
----- -------------------------------------------     ---------- ----------- -----------
42.   Marquette Title Insurance Company                 100%         No
----- -------------------------------------------     ---------- ----------- -----------
43.   Nantar, S. DE R.L. DE C.V.                       99.30%        No
                                                        0.70%
----- -------------------------------------------     ---------- ----------- -----------
44.   North American Builders Indemnity Company         100%         No
----- -------------------------------------------     ---------- ----------- -----------
45.   One Willowbrook, L.L.C.                            50%         No
                                                         50%
----- -------------------------------------------     ---------- ----------- -----------
46.   P & H Clinton Partnership                          50%         No

----- -------------------------------------------     ---------- ----------- -----------
47.   Palmville Development Corp.                       100%         No
----- -------------------------------------------     ---------- ----------- -----------
48.   PB Venture L.L.C.                                 100%         No         Yes
----- -------------------------------------------     ---------- ----------- -----------
49.   PBW Corporation                                   100%         No
----- -------------------------------------------     ---------- ----------- -----------
50.   PC/BRE Development L.L.C.                         100%         No
----- -------------------------------------------     ---------- ----------- -----------
51.   PC/BRE Springfield, L.L.C.                        100%         No
----- -------------------------------------------     ---------- ----------- -----------
52.   PC/BRE Venture L.L.C.                             100%         No
----- -------------------------------------------     ---------- ----------- -----------
53.   PC/BRE Whitney Oaks L.L.C.                        100%         No
----- -------------------------------------------     ---------- ----------- -----------
54.   PC/BRE Winfield L.L.C.                            100%         No
----- -------------------------------------------     ---------- ----------- -----------
55.   PC/Palm Beach, Inc.                               100%         No
----- -------------------------------------------     ---------- ----------- -----------
56.   PCIC Corporation                                  100%         No
----- -------------------------------------------     ---------- ----------- -----------
57.   PHC Title Corporation                             100%         No
----- -------------------------------------------     ---------- ----------- -----------
58.   PHM Title Agency L.L.C.                            63%         No
----- -------------------------------------------     ---------- ----------- -----------
59.   PHT Title Agency, L.P.                             99%         No
                                                         1%
----- -------------------------------------------     ---------- ----------- -----------
60.   PHT Title Corporation                             100%         No
----- -------------------------------------------     ---------- ----------- -----------

----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
                                                     STATE OF     SHARES                                              OBLIGATION
                         NAME                     INCORPORATION    O/S                     OWNED BY                     SHARES
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------

61.   PN I, Inc.                                      Nevada      1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
62.   PN II, Inc.                                     Nevada      1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
63.   PQL Realty Corporation                         Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
64.   Preserve I, Inc.                               Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
65.   Preserve II, Inc.                              Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
66.   Pulte Argentina Corporation                    Michigan     10,000        Pulte International Corporation         10,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
67.   Pulte Chile Corporation                        Michigan     1,000         Pulte International Corporation         1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
68.   Pulte Communities NJ, Limited Partnership      Michigan                          Preserve II, Inc.
                                                                                       Preserve I, Inc.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
69.   Pulte Corporation                              Michigan                           Publicly Traded
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
70.   Pulte de Chile Limitada                         Chile                         Pulte Chile Corporation
                                                                                     Pulte SA Corporation
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
71.   Pulte Development Corporation                  Michigan     1,000             Pulte Home Corporation              1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
72.   Pulte Diversified Companies, Inc.              Michigan     1,000                Pulte Corporation                1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
73.   Pulte Financial Companies, Inc.                Michigan     1,000                Pulte Corporation                1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
74.   Pulte Home Corporation                         Michigan     1,000        Pulte Diversified Companies, Inc.        1,000
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
75.   Pulte Home Corporation of New England          Michigan     1,000              Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
76.      Pulte Home Corporation of The Delaware      Michigan     1,000              Pulte Home Corporation             1,000
                         Valley
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
77.   Pulte Homes of Greater Kansas City, Inc.        Michigan    1,000              Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
78.   Pulte Homes of Michigan Corporation             Michigan    15,000             Pulte Home Corporation             15,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
79.   Pulte Homes of Minnesota Corporation           Minnesota    1,000              Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
80.   Pulte Homes of Ohio Corporation                   Ohio        750       Pulte Homes of Michigan Corporation        750
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
81.   Pulte Homes of South Carolina, Inc.             Michigan    1,000              Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
82.   Pulte Homes of Texas, L.P.                       Texas                              PN II, Inc.
                                                                                           PN I, Inc.
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
83.   Pulte Homes Tennessee Limited Partnership        Nevada                        RN Acquisition 2 Corp.
                                                                                       Radnor Homes, Inc.
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
84.   Pulte International Building Corporation       Michigan                 Pulte International Caribbean Corp.
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
85.   Pulte Internacional Mexico S. DE R.L. DE         Mexico     50,000                  Controladora                  49,500
      C.V.                                                                      Pulte International-Mexico, Inc.         500
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
86.   Pulte International Building Corporation        Michigan    1,000       Pulte International Caribbean Corp.       1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
87.   Pulte International Caribbean Corp.             Michigan    1,000         Pulte International Corporation         1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
88.   Pulte International Corporation                 Michigan    1,000        Pulte Diversified Companies, Inc.        1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
89.   Pulte International-Mexico, Inc.                Michigan    1,000         Pulte International Corporation         1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
90.   Pulte Land Company, LLC                         Michigan                         Pulte Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
91.   Pulte Land Development Corporation              Michigan    1,000              Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
92.   Pulte Lifestyle Communities, Inc.               Michigan    1,000              Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
93.   Pulte Michigan Services, LLC                    Michigan                 Pulte Diversified Companies, Inc.
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------



----- -------------------------------------------   ---------- ----------- -----------
                                                                OPTIONS     MATERIAL
                         NAME                         OWNED       O/S         SUB?
----- -------------------------------------------   ---------- ----------- -----------

61.   PN I, Inc.                                      100%         No
----- -------------------------------------------   ---------- ----------- -----------
62.   PN II, Inc.                                     100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
63.   PQL Realty Corporation                          100%         No
----- -------------------------------------------   ---------- ----------- -----------
64.   Preserve I, Inc.                                100%         No
----- -------------------------------------------   ---------- ----------- -----------
65.   Preserve II, Inc.                               100%         No
----- -------------------------------------------   ---------- ----------- -----------
66.   Pulte Argentina Corporation                     100%         No
----- -------------------------------------------   ---------- ----------- -----------
67.   Pulte Chile Corporation                         100%         No
----- -------------------------------------------   ---------- ----------- -----------
68.   Pulte Communities NJ, Limited Partnership        99%         No
                                                       1%
----- -------------------------------------------   ---------- ----------- -----------
69.   Pulte Corporation                                            No
----- -------------------------------------------   ---------- ----------- -----------
70.   Pulte de Chile Limitada                          99%         No
                                                       1%
----- -------------------------------------------   ---------- ----------- -----------
71.   Pulte Development Corporation                   100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
72.   Pulte Diversified Companies, Inc.               100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
73.   Pulte Financial Companies, Inc.                 100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
74.   Pulte Home Corporation                          100%         No         Yes
----- -------------------------------------------   ---------- ----------- -----------
75.   Pulte Home Corporation of New England           100%         No         Yes
----- --------------------------------------------  ---------- ----------- ------------
76.      Pulte Home Corporation of The Delaware       100%         No         Yes
                         Valley
----- --------------------------------------------  ---------- ----------- ------------
77.   Pulte Homes of Greater Kansas City, Inc.        100%         No         Yes
----- --------------------------------------------  ---------- ----------- ------------
78.   Pulte Homes of Michigan Corporation             100%         No         Yes
----- --------------------------------------------  ---------- ----------- ------------
79.   Pulte Homes of Minnesota Corporation            100%         No         Yes
----- --------------------------------------------  ---------- ----------- ------------
80.   Pulte Homes of Ohio Corporation                 100%         No         Yes
----- --------------------------------------------  ---------- ----------- ------------
81.   Pulte Homes of South Carolina, Inc.             100%         No         Yes
----- --------------------------------------------  ---------- ----------- ------------
82.   Pulte Homes of Texas, L.P.                     99.90%        No         Yes
                                                      0.10%        No
----- --------------------------------------------  ---------- ----------- ------------
83.   Pulte Homes Tennessee Limited Partnership      74.40%        No
                                                     25.60%        No
----- --------------------------------------------  ---------- ----------- ------------
84.   Pulte International Building Corporation        100%         No
----- -------------------------------------------   ---------- ----------- -----------
85.   Pulte Internacional Mexico S. DE R.L. DE         99%         No
      C.V.                                             1%
----- --------------------------------------------  ---------- ----------- ------------
86.   Pulte International Building Corporation        100%         No
----- --------------------------------------------  ---------- ----------- ------------
87.   Pulte International Caribbean Corp.             100%         No
----- --------------------------------------------  ---------- ----------- ------------
88.   Pulte International Corporation                 100%         No
----- --------------------------------------------  ---------- ----------- ------------
89.   Pulte International-Mexico, Inc.                100%         No
----- --------------------------------------------  ---------- ----------- ------------
90.   Pulte Land Company, LLC                         100%         No
----- --------------------------------------------  ---------- ----------- ------------
91.   Pulte Land Development Corporation              100%         No         Yes
----- --------------------------------------------  ---------- ----------- ------------
92.   Pulte Lifestyle Communities, Inc.               100%         No         Yes
----- --------------------------------------------  ---------- ----------- ------------
93.   Pulte Michigan Services, LLC                    100%         No
----- --------------------------------------------  ---------- ----------- ------------

----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
                                                     STATE OF     SHARES                                              OBLIGATION
                         NAME                     INCORPORATION    O/S                     OWNED BY                     SHARES
----- ------------------------------------------- -------------- ----------- --------------------------------------- -------------
94.   Pulte Mortgage Corporation                      Delaware     1,000             Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
95.   Pulte Payroll Corporation                       Michigan     1,000             Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
96.   Pulte Real Estate Company                       Florida       200               Dean Realty Company                200
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
97.   Pulte SA Corporation                            Michigan     1,000        Pulte International Corporation         1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
98.   Pulte SBL Corporation                           Michigan     10,000       Pulte International Corporation         10,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
99.   Pulte Title Agency of Michigan, L.L.C.          Michigan                       PHC Title Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
100.  Pulte Title Agency of Minnesota, L.L.C.        Minnesota                       PHC Title Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
101.  Pulte Title Agency of Ohio, Limited               Ohio                         PHC Title Corporation
      Liability Company
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
102.  Pulte-IN Corporation                            Michigan     1,000      Pulte Homes of Michigan Corporation       1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
103.  Quantrell Mews, L.L.C.                          Virginia                       Pulte Home Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
104.  Radnor Homes, Inc.                              Michigan     1,000               Pulte Corporation                1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
105.  Residencias del Norte Limitada                   Chile                        Pulte Chile Corporation
                                                                                      Pulte SA Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
106.  Residential Building Systems LLC                Michigan                       Pulte Home Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
107.  Riverwalk Commerce Acquisition Corp.            Michigan     1,000       Pulte Diversified Companies, Inc.        1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
108.  Riverwalk of the Palm Beaches Development       Florida      5,000           DiVosta and Company, Inc.            5,000
      Company, Inc.
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
109.  RN Acquisition 2 Corp.                           Nevada      1,000               Pulte Corporation                1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
110.  Salinas Builders, Inc.                          Michigan     1,000             Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
111.  Salinas Homes, Inc.                             Michigan     1,000             Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
112.  Sand-Pulte S. DE R.L. DE C.V.                    Mexico                    Controladora PHC, S.A. DE C.V.
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
113.  Sean/Christopher Homes, Inc.                    Michigan      750       Pulte Homes of Michigan Corporation        750
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
114.  Sean/Christopher Homes, LLC                     Indiana                     Sean/Christopher Homes, Inc.
                                                                                      Pulte-IN Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
115.  Shorepointe Village Homes, L.L.C.               Michigan                         Pulte Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
116.  Spa L Builders LLC                             California                      Pulte Home Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
117.  Springfield Golf Resort, L.L.C.                 Arizona                      PC/BRE Springfield L.L.C.
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
118.  Springfield Realty Corporation                  Michigan     2,500             Pulte Home Corporation             1,500
                                                                                     PC/BRE Venture L.L.C.              1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
119.  The Preserve Limited Partnership                Maryland                          Preserve I, Inc.
                                                                                       Preserve II, Inc.
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
120.  TVM Corporation                                 Michigan     1,000             Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
121.  Village Walk Development Company, Inc.          Florida      5,000           DiVosta and Company, Inc.            5,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
122.  Wil Corporation                                 Michigan     1,000             Pulte Home Corporation             1,000
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
123.  Wilben II Limited Partnership                   Maryland                          PBW Corporation
                                                                                        Wil Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------
124.  Wilben, LLLP                                    Maryland                          Wil Corporation
                                                                                        PBW Corporation
----- -------------------------------------------- ------------- ----------- --------------------------------------- -------------


----- --------------------------------------------  ---------- ----------- -----------
                                                                OPTIONS     MATERIAL
                         NAME                         OWNED       O/S         SUB?
----- --------------------------------------------  ---------- ----------- -----------
94.   Pulte Mortgage Corporation                      100%         No
----- --------------------------------------------  ---------- ----------- ------------
95.   Pulte Payroll Corporation                       100%         No
----- --------------------------------------------  ---------- ----------- ------------
96.   Pulte Real Estate Company                       100%         No
----- --------------------------------------------  ---------- ----------- ------------
97.   Pulte SA Corporation                            100%         No
----- --------------------------------------------  ---------- ----------- ------------
98.   Pulte SBL Corporation                           100%         No
----- --------------------------------------------  ---------- ----------- ------------
99.   Pulte Title Agency of Michigan, L.L.C.           49%         No
----- --------------------------------------------  ---------- ----------- ------------
100.  Pulte Title Agency of Minnesota, L.L.C.          80%         No
----- --------------------------------------------  ---------- ----------- ------------
101.  Pulte Title Agency of Ohio, Limited              49%         No
      Liability Company
----- --------------------------------------------  ---------- ----------- ------------
102.  Pulte-IN Corporation                            100%         No          Yes
----- --------------------------------------------  ---------- ----------- ------------
103.  Quantrell Mews, L.L.C.                           20%         No
----- --------------------------------------------  ---------- ----------- ------------
104.  Radnor Homes, Inc.                              100%         No          Yes
----- --------------------------------------------  ---------- ----------- ------------
105.  Residencias del Norte Limitada                 99.90%        No
                                                      0.10%        No
----- --------------------------------------------  ---------- ----------- ------------
106.  Residential Building Systems LLC                100%         No
----- --------------------------------------------  ---------- ----------- ------------
107.  Riverwalk Commerce Acquisition Corp.            100%         No
----- --------------------------------------------  ---------- ----------- ------------
108.  Riverwalk of the Palm Beaches Development       100%         No          Yes
      Company, Inc.
----- --------------------------------------------  ---------- ----------- ------------
109.  RN Acquisition 2 Corp.                          100%         No          Yes
----- --------------------------------------------  ---------- ----------- ------------
110.  Salinas Builders, Inc.                          100%         No
----- --------------------------------------------  ---------- ----------- ------------
111.  Salinas Homes, Inc.                             100%         No
----- --------------------------------------------  ---------- ----------- ------------
112.  Sand-Pulte S. DE R.L. DE C.V.                    50%         No
----- --------------------------------------------  ---------- ----------- ------------
113.  Sean/Christopher Homes, Inc.                    100%         No          Yes
----- --------------------------------------------  ---------- ----------- ------------
114.  Sean/Christopher Homes, LLC                      50%         No
                                                       50%
----- --------------------------------------------  ---------- ----------- ------------
115.  Shorepointe Village Homes, L.L.C.              31.50%        No
----- --------------------------------------------  ---------- ----------- ------------
116.  Spa L Builders LLC                              38.6%        No
----- --------------------------------------------  ---------- ----------- ------------
117.  Springfield Golf Resort, L.L.C.                  88%         No
----- --------------------------------------------  ---------- ----------- ------------
118.  Springfield Realty Corporation                   60%         No
                                                       40%
----- --------------------------------------------  ---------- ----------- ------------
119.  The Preserve Limited Partnership                 99%         No
                                                       1%
----- --------------------------------------------  ---------- ----------- ------------
120.  TVM Corporation                                 100%         No
----- --------------------------------------------  ---------- ----------- ------------
121.  Village Walk Development Company, Inc.          100%         No          Yes
----- --------------------------------------------  ---------- ----------- ------------
122.  Wil Corporation                                 100%         No          Yes
----- --------------------------------------------  ---------- ----------- ------------
123.  Wilben II Limited Partnership                    99%         No
                                                       1%
----- --------------------------------------------  ---------- ----------- ------------
124.  Wilben, LLLP                                     95%         No
                                                       5%
----- --------------------------------------------  ---------- ----------- ------------

----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
                                                     STATE OF     SHARES                                              OBLIGATION
                         NAME                     INCORPORATION    O/S                     OWNED BY                     SHARES
----- ------------------------------------------- ------------------------- ---------------------------------------- -------------
125.  Willow Brook Associates Limited Partnership  Massachusetts             Pulte Home Corporation of New England
----- ------------------------------------------- ------------- ----------- --------------------------------------- -------------
----- ------------------------------------------- ---------- ----------- -----------
                                                              OPTIONS     MATERIAL
                         NAME                       OWNED       O/S         SUB?
----- ------------------------------------------- ---------- ----------- -----------
125.  Willow Brook Associates Limited Partnership    99%         No
----- ------------------------------------------- ---------- ----------- -----------

                                Schedule 6.21(a)

                                Investment Policy


                                PULTE CORPORATION
                                INVESTMENT POLICY


PURPOSE

This Policy has been adopted by the Board of Directors of Pulte Corporation (the "Company") to establish internal rules for the investment of corporate funds. Investments in accordance with this Policy may be made from time to time by, or at the direction of, the Chief Executive Officer, the Chief Financial Officer ("CFO") or the Treasurer of the Company. Other investments or modifications of this Policy may be made only with the prior approval of the Board of Directors. This Policy does not affect the validity of existing investments of the Company.

ADMINISTRATION OF POLICY

The CFO of the Company shall have principal responsibility and authority for compliance with this Policy and shall establish suitable internal controls to assure compliance. The Treasurer is responsible for implementing this Policy.

INVESTMENT POLICY

Responsibilities associated with investment of corporate cash are to be discharged in such a manner as to protect/maintain the principal involved, maintain adequate liquidity to fund the Company's anticipated cash requirements and provide for prudent diversification of risk. The Company's objective is to maximize the after-tax rate of return on investments consistent with the above referenced safety, liquidity and diversification guidelines.

A. Surplus Funds

The Treasurer and Director of Treasury Operations (Assistant Treasurer) are authorized to approve the investment of surplus funds of the Company in approved money market investments for short-term periods under the guidelines below. Surplus funds are defined as cash in the Company's accounts which are not required at that point in time to maintain adequate bank balances or to meet outstanding financial objectives. Acceptable investments are shown in Exhibit 1.

B. Diversification

To minimize the risk of loss and to promote liquidity, the Company generally should maintain a reasonable diversity of investments. When investing surplus funds in non-affiliated entities:

- No more than $15 million may be invested in any one issuer (other than obligations of, or those guaranteed by, the United States of America, U.S. government agencies, or U.S. government sponsored enterprises).

- No more than $50 million may be invested in issuers which are in the same or a similar industry (other than banks or other financial institutions).

- No more than twenty percent (20%) may be invested in whole loan repurchase agreements with approved broker/dealers listed in Exhibit 2.

Notwithstanding the above, the Company's only restriction for funds invested overnight is that they meet the rating criteria shown in Exhibit 1.

C. Maturities

The Company's Treasurer may make investments with a duration of up to one year if otherwise in compliance to Exhibit 1. Investments with a duration longer than 1 year may be made with the prior approval of the Company's CFO.

D. Change in Circumstances

The determination as to whether an investment is permitted under the Policy shall not be affected due to a change in circumstances occurring after the investment has been made (e.g., reduction in amount of surplus funds; downgrading of rating of a particular issuer). Upon a change in circumstances, the Treasurer will investigate the events which precipitated the change and will determine whether or not to terminate the investment. The Company shall not roll-over or otherwise renew or extend an investment if such investment would not then be permitted under this Policy.

E. Hedging

Any investment in fixed income securities with a duration greater than one year must be hedged with an appropriate instrument executed with a financial institution maintaining a minimum Moody's A3 credit rating (or equivalent) in order to protect the principal amount of the investment unless the CEO and CFO jointly allow for a specific exception. The Company's CFO and Treasurer are responsible for developing an appropriate hedge strategy.

F. Selection of Approved Broker/Dealers, Mutual Fund Companies and Banks

Any additions, deletions or other changes to the list of approved broker/dealers, mutual fund companies and banks (Exhibits 2 and 3) must be approved in writing by at least two of the officers below:

-        Chief Executive Officer
-        Chief Financial Officer
-        Treasurer


APPROVED:                                                   DATE:
            ---------------------------------------------          -----------
              Roger Cregg, Senior Vice President - CFO



APPROVED:                                                   DATE:
            ---------------------------------------------          -----------
             Bruce Robinson, Vice President - Treasurer

--------------------------------------------------------------------------------
                                   EXHIBIT 1
--------------------------------------------------------------------------------



                             ACCEPTABLE INVESTMENTS

====================================== ==================================== ====================================
FINANCIAL INSTRUMENTS                  ISSUER CLASS                         MINIMUM MOODY'S
                                                                            CREDIT RATING (1)
-------------------------------------- ------------------------------------ ------------------------------------
Bills, Notes, Bonds, Strips            U.S. Government                      Not Applicable
(Including Taxable Auctions)           U.S. Agencies                        Not Applicable
                                       US Government Sponsored Enterprises
                                       Municipalities, State and Local      Not Applicable
                                       Governments                          A3
                                       Corporations and Trusts              Baa3
                                                                            Baa3
-------------------------------------- ------------------------------------ ------------------------------------
Commercial Paper                       Corporations, Commercial Banks,      Split-Rated
                                       and Financial Service Corporations   (e.g.  A-1/P-2  of  A-2/P-1)


-------------------------------------- ------------------------------------ ------------------------------------
Advances                               Pulte Corporation Subsidiaries       Not Applicable
-------------------------------------- ------------------------------------ ------------------------------------
Senior Bank Notes, Certificates of     Financial Institutions               A3
Deposit, Euro-Dollar CDs, and Money
Market Funds
-------------------------------------- ------------------------------------ ------------------------------------
Repurchase Agreements                  Financial Service Corporations       Not Applicable (2)
(incl. Whole Loan Repos)
====================================== ==================================== ====================================


(1) Or comparable rating by Standard and Poor's, Fitch, Duff and Phelps or Thomson Bank Watch.

(2) With the exception of whole loan repurchase agreements, collateral for repurchase agreements are delivered to Pulte Corporation's third party custodian. Investments used as collateral must otherwise comply with this policy. For whole loan repurchase agreements, the broker/dealer must be approved for that activity on Exhibit 2.

                                Schedule 6.21(b)

                                   Investments


                                      None.

                                  Schedule 6.25

                          Labor Contracts and Disputes


                                      None.

                                  Schedule 11.1
                                     Notices

BORROWER AND GUARANTORS

[Name of Credit Party]
c/o Pulte Corporation
33 Bloomfield Hills Parkway
Suite 200
Bloomfield Hills, MI  48304
Attn:  Bruce Robinson

Phone: 248/433-4596
Fax:   248/433-4543

with a copy to:

Pulte Corporation
33 Bloomfield Hills Parkway
Suite 200
Bloomfield Hills, MI  48304
Attn:  Calvin Boyd

Phone: 248/433-4527
Fax:   248/433-4543

ADMINISTRATIVE AGENT

Bank of America, N.A.
231 S. LaSalle Street
Chicago, IL  60697
Attn:  Pam Quebbeman

Phone: 312/923-0207
Fax:   312/828-3950

LENDERS

BANK OF AMERICA, N.A.

Bank of America, N.A.
231 S. LaSalle Street
Chicago, IL  60697
Attn:  Kelley Prentiss

Phone: 312/828-7363
Fax:   312/974-4970

THE FUJI BANK, LIMITED

The Fuji Bank, Limited
225 West Wacker, Suite 2000
Chicago, IL  60606
Attn:  Richard Dunning

Phone: 312-621-9485
Fax:   312-621-3386


COMERICA BANK

Comerica Bank
One Detroit Center
500 Woodward Avenue, 7th Floor
Detroit, MI  48226
Attn:  Charles Weddell

Phone: 313/222-3323
Fax:   313/222-9295


BANK ONE, NA (MAIN OFFICE CHICAGO)

Bank One, NA
One First National Plaza, Suite 0315
Chicago, IL  60670-0315
Attn:  F. Patt Schiewitz

Phone: 312/732-1148
Fax:   312/732-1117


MICHIGAN NATIONAL BANK

Michigan National Bank
27777 Inkster Road
Mail Stop 10-48
Farmington Hills, MI  48334
Attn:  Neran Shaya

Phone: 248/473-4212
Fax:   248/473-4345

PNC BANK, NATIONAL ASSOCIATION

PNC Bank, National Association
Homebuilder Finance
Two Tower Center, 18th Floor
East Brunswick, NJ  08816
Attn:  Douglas Paul

Phone: 732/220-3566
Fax:   732/220-3755


SUNTRUST BANK

SunTrust Bank
303 Peachtree Street NE, 3rd Floor
Mail Code 1931
Atlanta, GA  30303
Attn:  Don Gaudette

Phone: 404/658-4925
Fax:   404/588-8505

                                                                  EXHIBIT 2.1(b)
                                                             to Credit Agreement


                           FORM OF NOTICE OF BORROWING

TO:               BANK OF AMERICA, N.A., as Administrative Agent
                  231 South LaSalle
                  Chicago, Illinois  60697
                  Attn:    Pam Quebbeman

RE: Credit Agreement dated as of August 31, 2000 among PULTE CORPORATION, a Michigan corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), Bank One, NA, as Syndication Agent and Comerica Bank, as Co-Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:                               ,
                  ------------------  ------

--------------------------------------------------------------------------------

1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2.       Please be advised that the Borrower is requesting a Revolving Loan in
         the amount of $                  to be funded on        ,          at
         the interest rate option set forth in paragraph 3 below.

         Immediately subsequent to the funding of the requested Revolving Loan (and the application of the proceeds thereof), the aggregate amount of all Loans outstanding plus the aggregate amount of secured Indebtedness incurred by the Credit Parties pursuant to Section 8.1(h) of the Credit
         Agreement in excess of $100,000,000 will be $           , which is less
         than or equal to the Revolving Committed Amount.

3. The interest rate option applicable to the requested Revolving Loan shall be:

         a.                         the Base Rate
                  ---------

         b.                         the Adjusted Eurodollar Rate for an Interest
                  ---------         Period of:

                                              one month
                                    --------
                                              two months
                                    --------
                                              three months
                                    --------
                                              six months
                                    --------

4. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of the date of the requested Revolving Loan, except to the extent they expressly relate to an earlier date.

5. No Default or Event of Default exists or will be continuing either prior to or immediately after giving effect to the Revolving Loan made pursuant to this Notice of Borrowing.


                                            PULTE CORPORATION,
                                            a Michigan corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                  EXHIBIT 2.1(f)
                                                             to Credit Agreement


                             FORM OF REVOLVING NOTE


                                                 ___________________, __________


         FOR VALUE RECEIVED, PULTE CORPORATION, a Michigan corporation (the "Borrower"), hereby promises to pay to the order of _____________(the "Lender"), at the office of the Administrative Agent as set forth in that certain Credit Agreement, dated as of August 31, 2000, among the Borrower, the Guarantors identified therein, the Lenders identified therein, Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), Bank One, NA, as Syndication Agent and Comerica Bank, as Co-Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement, in lawful money and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of each Revolving Loan until each Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable documented attorney fees.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under this Revolving Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information, absent manifest error.

         Except as permitted by Section 11.3(b) of the Credit Agreement, this Revolving Note may not be assigned by the Lender to any other Person.

         THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.


                                            PULTE CORPORATION,
                                            a Michigan corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                  EXHIBIT 2.2(b)
                                                             to Credit Agreement


                         FORM OF SWINGLINE LOAN REQUEST


TO:         BANK OF AMERICA, N.A., as Administrative Agent
            231 South LaSalle
            Chicago, Illinois 60697
            Attn:  Pam Quebbeman

RE:    Credit Agreement dated as of August 31, 2000 among PULTE
            CORPORATION, a Michigan corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, Bank of America, N.A. as Administrative Agent (the "Administrative Agent"), Bank One, NA, as Syndication Agent and Comerica Bank, as Co-Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:                               ,
                  ------------------  ------

         1. This Swingline Loan Request is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

         2. Please be advised that the Borrower is requesting a Swingline
Loan in the amount of $              to be funded on                    , 200  .
The requested Swingline Loan shall accrue interest at the [Base Rate] [Adjusted LIBOR Market Index Rate]. [Such Index Rate Swingline Loan shall be for an
Interest Period of    day(s) (such period to be between one and seven Business
Days)]. Immediately subsequent to the funding of the requested Swingline Loan (and the application of the proceeds thereof), the aggregate amount of all Loans outstanding plus the aggregate amount of secured Indebtedness incurred by the Credit Parties pursuant to Section 8.1(h) of the Credit Agreement in excess of
$100,000,000 will be $                  , which is less than or equal to the
Revolving Committed Amount.

         3. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of the date of the requested Swingline Loan, except to the extent they expressly relate to an earlier date.

         4. No Default or Event of Default exists or shall be continuing either prior to or after giving effect to the Swingline Loan made pursuant to this Swingline Loan Request.



                                            PULTE CORPORATION,
                                            a Michigan corporation


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                  EXHIBIT 2.2(e)
                                                             to Credit Agreement

                             FORM OF SWINGLINE NOTE


                                                                August    , 2000
                                                                       ---

         FOR VALUE RECEIVED, PULTE CORPORATION, a Michigan corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. (the "Lender") at the office of the Administrative Agent (or at such other place or places as the holder of this Swingline Note may designate) as set forth in that certain Credit Agreement, dated as of the date hereof, among the Borrower, the Guarantors identified therein, the Lenders identified therein, Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), Bank One, NA, as Syndication Agent and Comerica Bank, as Co-Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of the Swingline Loans made by the Lender to the Borrower under the Credit Agreement in lawful money and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of each Swingline Loan until each Swingline Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is the Swingline Note referred to in the Credit Agreement and evidences Swingline Loans made by the Lender thereunder. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Swingline Loans evidenced by this Swingline Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Swingline Loans upon the terms and conditions specified therein. In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorney fees.

         The date, amount and interest rate of each Swingline Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder in respect of the Swingline Loans to be evidenced by this Swingline Note, and each such recordation shall be prima facie evidence of the obligations owing under this Swingline Note absent manifest error.

         THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

         IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be executed by its duly authorized officer as of the date first above written.


                                            PULTE CORPORATION,
                                            a Michigan corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                     EXHIBIT 2.3
                                                             to Credit Agreement

                    FORM OF NOTICE OF CONTINUATION/CONVERSION

TO:         BANK OF AMERICA, N.A., as Administrative Agent
            231 South LaSalle
            Chicago, Illinois 60697
            Attn:  Pam Quebbeman

RE:    Credit Agreement dated as of August 31,  2000 among PULTE
            CORPORATION, a Michigan corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, Bank of America, N.A. as Administrative Agent (the "Administrative Agent"), Bank One, NA, as Syndication Agent and Comerica Bank, as Co-Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:                       ,
         ------------------  -------
--------------------------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting that a portion of the current outstanding Revolving Loans in the amount of $
         currently accruing interest at                       be continued or
         converted as of            ,         at the interest rate option set
         forth in paragraph 3 below.

3. The interest rate option applicable to the continuation or conversion of all or part of the existing Revolving Loans (as set forth above) shall be:

         a.              the Base Rate.
                --------
         b.              the Adjusted Eurodollar Rate for an Interest Period of:
                --------
                                  one month
                         --------
                                  two months
                         --------
                                  three months
                         --------
                                  six months
                         --------
4. If the above request is to continue a Eurodollar Loan or to convert a Base Rate Loan to a Eurodollar Loan, no Default or Event of Default exists or will be continuing either prior to or after giving effect to this continuation or conversion.


                                            PULTE CORPORATION,
                                            a Michigan corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                  EXHIBIT 7.1(c)
                                                             to Credit Agreement

                          FORM OF OFFICER'S CERTIFICATE

TO:      BANK OF AMERICA, N.A., as Administrative Agent
         231 South LaSalle, 12th Floor
         Chicago, Illinois  60697
         Attn:    Kelley Prentiss

RE:      Credit  Agreement  dated as of August  31,  2000  among  PULTE
              CORPORATION, a Michigan corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, Bank of America, N.A. as Administrative Agent (the "Administrative Agent"), Bank One, NA, as Syndication Agent and Comerica Bank, as Co-Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:                      ,
         ------------------  ------
--------------------------------------------------------------------------------

         Pursuant to the terms of the Credit Agreement, I,
                                       ,                         of the
Borrower, hereby certify on behalf of the Credit Parties that, as of the fiscal
quarter/year ending                 ,     , the statements below are accurate
and complete in all material respects (all capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement):

                  a. Attached hereto as Schedule 1 are calculations (calculated as of the date of the financial statements referred to in paragraph c. below) demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.2 of the Credit Agreement.

                  b. No Default or Event of Default exists under the Credit Agreement, except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto.

                  c. The quarterly/annual financial statements for the fiscal
         quarter/year ended           ,       which accompany this certificate
         are true and correct and have been prepared in accordance with GAAP (in the case of any quarterly financial statements, subject to changes resulting from audit and normal year-end audit adjustments).



                                            PULTE CORPORATION
                                            a Michigan corporation


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                   SCHEDULE 1 TO 7.1(c) OFFICER'S CERTIFICATE

A.       Compliance with Section 7.2(a):  Debt to Capitalization Ratio

         1.       Funded Debt                                                   $
                                                                                 ----------------

         2.       Subordinated Debt issued by the Credit Parties
                  maturing on or after the Maturity Date in aggregate
                  amount < $100,000,000                                         $
                         -                                                       ----------------

         3.       Cash and Cash Equivalents held by the Credit Parties
                  in excess of $25,000,000                                      $
                                                                                 ----------------

         4.       Capitalization                                                $
                                                                                 ----------------

         5.       Debt to Capitalization Ratio
                  ((Line 1 - Line 2 - Line 3) / Line 4)                                  :
                                                                                 ----------------

                  Maximum Allowed: Line A.5 shall be less than or equal to 0.50 to 1.0.


B.       Compliance with Section 7.2(b):  Tangible Net Worth

         1.       Shareholders' Equity/Net Worth                                $
                                                                                 ----------------

         2.       Intangibles                                                   $
                                                                                 ----------------

         3.       Investments in international home building and
                  related ventures not to exceed $150 million during
                  the term of the Credit Agreement                              $
                                                                                 ----------------

         4.       Tangible Net Worth        (Line 1 - Line 2 - Line 3)          $
                                                                                 ----------------

        Minimum Allowed:  Line B.4 shall be greater than or equal to the sum of:

                  (a) $800 million +
                  (b) 50% of the cumulative Net Income (without deduction for losses) earned for each completed fiscal quarter subsequent to March 31, 2000.

                                                                    EXHIBIT 7.12
                                                             to Credit Agreement


                           FORM OF JOINDER AGREEMENT


         THIS JOINDER AGREEMENT (this "Agreement"), dated as of           ,
       is entered into between                 , a               (the "New
Subsidiary") and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the "Administrative Agent") under that certain Credit Agreement dated as of August 31, 2000 among PULTE CORPORATION, a Michigan corporation (the "Borrower"), the Guarantors identified therein, the Administrative Agent, Bank One, NA, as Syndication Agent, Comerica Bank, as Co-Agent and the Lenders identified therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The New Subsidiary and the Lender hereby agree as follows:

         1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party under the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement (except to the extent they expressly relate to an earlier date), (b) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (c) all of the guaranty obligations set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 4 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Lender, as provided in Section 4 of the Credit Agreement, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods) strictly in accordance with the terms thereof and agrees that if any of the Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay the same in accordance with the provisions of Section 4 of the Credit Agreement.

         2. The address of the New Subsidiary for purposes of Section 11.1 of the Credit Agreement is the same as the other Guarantors.

         3. The New Subsidiary hereby waives notice of acceptance by the Lender of the guaranty by the New Subsidiary under the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

         4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.


                                            [NEW SUBSIDIARY]

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                                                                 EXHIBIT 11.3(b)
                                                             to Credit Agreement

                          FORM OF ASSIGNMENT AGREEMENT

         Reference is made to that certain Credit Agreement dated as of August 31, 2000 among PULTE CORPORATION, a Michigan corporation (the "Borrower"), the Guarantors identified therein, the Lenders identified therein, Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), Bank One, NA, as Syndication Agent and Comerica Bank, as Co-Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The "Assignor" and the "Assignee" referred to on Schedule 1 attached hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, the interests specified on Schedule 1 attached hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents, including, without limitation, (a) the interests of the Assignor, as described on Schedule 1 attached hereto, in its Revolving Loan Commitment Percentage as of the Effective Date (as defined below), and (b) the Revolving Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date.

         2. The purchase of the Assigned Interest shall be at par (unless otherwise agreed to by the Assignor or Assignee) and periodic payments made with respect to the Assigned Interest which (a) accrued prior to the Effective Date shall be remitted to the Assignor, and (b) accrue from and after the Effective Date shall be remitted to the Assignee.

         3. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, and (b) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released of its obligations under the Credit Agreement.

         4. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim, and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Documents, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto, or (iii) the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto.

         5. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment Agreement, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.1 thereof, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (c) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (d) confirms that it is an Eligible Assignee, (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, and (f) agrees that it will perform, in accordance with the terms of the Credit Agreement, all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

         6. Following the execution of this Assignment Agreement, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent, together with the transfer fees, if applicable, set forth in Section 11.3(b) of the Credit Agreement. The effective date for this Assignment Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent unless otherwise specified on Schedule 1 attached hereto. This Assignment Agreement shall not be effective until the Administrative Agent has received the transfer fees, if applicable, set forth in
Section 11.3(b).

         7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         8. This Assignment Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this Assignment Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.
         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment Agreement to be executed by their officers thereunto duly authorized as of the date hereof.


                                                                  , as Assignor
                                       ---------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                                                   , as Assignee
                                       ---------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   SCHEDULE 1
                                       to
                              ASSIGNMENT AGREEMENT


(a)      Effective Date of Assignment:
                                                                  ------------

(b)      Legal Name of Assignor:
                                                                  ------------

(c)      Legal Name of Assignee:
                                                                  ------------

(d)      Revolving Loan Commitment Percentage Assigned                        %
                                                                  ------------

(e)      Revolving Loan Commitment Percentage
         of Assignor after Assignment                                         %
                                                                  ------------

(f)      Revolving Loans outstanding as of Effective Date        $
                                                                  ------------

(g)      Principal Amount of Revolving Loans assigned on
         Effective Date (amount set forth in (f) multiplied
         by the percentage set forth in (d))                     $
                                                                  ------------

(h)      Principal Amount of Revolving Loans of Assignor
         after Assignment (amount set forth in (f) multiplied
         by the percentage set forth in (e))                     $
                                                                  ------------